As filed with the Securities and Exchange Commission on April 23, 2008

                Registration Number 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-1
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               AEGEAN EARTH AND MARINE CORPORATION
     (Exact name of registrant as specified in its charter)

  Cayman Islands             1600                    N/A
  ---------------      -----------------       ----------------
  (State or other      (Primary Standard       (I.R.S. Employer
  jurisdiction of          Industrial         Identification No.)
  incorporation or      Classification
  organization)          Code Number)

                  c/o Nautilus Global Partners
                       1800 W. Loop South
                          Houston, TX 77027
                         (713) 600-8888
   ------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Frank DeLape
                       Executive Chairman
                      700 Gemini, Suite 100
                          Houston, TX 77058
                         (281) 488-3883
     -------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                    Lawrence G. Nusbaum, Esq.
              Gusrae, Kaplan, Bruno & Nusbaum PLLC
                         120 Wall Street
                    New York, New York 10005
                         (212) 269-1400

Approximate date of commencement of proposed sale to the  public:
From  time  to time after the effective date of this Registration
Statement.

If  any of the securities being registered on this Form are to be offered  on  a delayed or continuous basis pursuant to  Rule  415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the  Securities Act registration number of the earlier  effective
registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

  Large accelerated filer [  ]     Accelerated filer [ ]
  Non-accelerated filer   [  ]     Smaller reporting company [X]
  (Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
   Title of Each                     Proposed Maximum     Proposed Maximum     Amount of
Class of Securities  Amount to be  Offering Price Share  Aggregate Offering    Registration
 to be Registerd      Registered          (1)                  Price               Fee
-----------------------------------------------------------------------------------------------

Ordinary Shares,      1,437,407          $3.00               $4,312,221         $  170.00
$0.00064 par value
per share


Total                1,437,407           $3.00               $4,312,221         $  170.00 (2)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities
Act of 1933, as amended.

(2)  Paid herewith.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                     PRELIMINARY PROSPECTUS

          Subject to Completion, Dated April 23, 2008

               AEGEAN EARTH AND MARINE CORPORATION

                    1,437,407 Ordinary Shares

We are registering 1,437,407 of our ordinary shares, par value $0.00064 per share, for resale by the selling shareholders identified in this prospectus. The selling shareholders will sell ordinary shares at a fixed price equal to $3.00 per share from time to time in negotiated transactions. Our ordinary shares are not listed on any securities exchange and are not quoted on any over-the-counter market. If our ordinary shares become quoted on the over-the-counter bulletin board, sales will be made at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the sale of ordinary shares
by  the  selling  shareholders.   We  have  paid  the expenses of
preparing this prospectus and the related registration expenses.

The securities offered in this  prospectus  involve a high degree
of  risk. See "Risk  Factors"  beginning  on page   [ 2 ] of this
prospectus to read about factors you should consider before buying our ordinary shares.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is __________________

                        TABLE OF CONTENTS

                                                                    Page

Prospectus Summary...................................................1
Risk Factors.........................................................2
Use of Proceeds......................................................7
Determination of Offering Price......................................7
Management's Discussion and Analysis of Financial Condition or
Plan of Operation....................................................8
Business............................................................11
Property............................................................14
Legal Proceedings...................................................14
Directors and Executive Officers....................................14
Executive Compensation..............................................17
Market for Common Equity and Related Shareholder Matters............17
Security Ownership of Certain Beneficial Owners and Management......18
Selling Shareholders................................................19
Certain Relationships and Related Transactions......................29
Description of Securities...........................................30
Plan of Distribution................................................32
Legal Matters.......................................................33
Experts.............................................................33
Where You Can Find More Information.................................33
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities..........................................34
Index to Financial Statements......................................F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the ordinary shares offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                       PROSPECTUS SUMMARY

This summary highlights selected information that is contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our ordinary shares. In January 2008, we changed our name from Tiger Growth Corporation to Aegean Earth and Marine Corporation. In this prospectus, unless otherwise indicated or the context otherwise requires, all references to the "Company," "we," "us" or "Aegean Earth" shall mean Aegean Earth and Marine Corporation together with our wholly owned subsidiary, Aegean Earth and Marine S.A. Specific discussions or comments relating only to our subsidiary will reference "Aegean Earth S.A." You should read the entire prospectus carefully, including "Risk Factors" section and the financial statements and related notes appearing elsewhere in this prospectus of the Company and of Aegean Earth S.A. before making an investment decision.

     We acquired Aegean Earth, S.A. ("Aegean Earth S.A.") in February 2008. Aegean Earth S.A. was formed in July 2007, for the purpose of engaging in construction in Greece and surrounding countries. Through Aegean Earth S.A., we are engaged in the construction and development of real estate projects, roads, utility structures, commercial buildings, and other related facilities in Greece and other parts of Southern and Eastern Europe, either alone or by forming joint ventures with other companies. We intend to be active in acquiring complimentary companies to increase project opportunities and revenue. We are actively pursuing construction opportunities both in the private and public sectors throughout the Mediterranean, Middle East, and Northern Africa regions.

     We were organized under the laws of the Cayman Islands on March 10, 2006, and prior to our acquisition of Aegean Earth S.A., we had no material assets and we had not generated revenues and our operations consisted solely of attempting to identify, investigate and conduct due diligence on potential businesses for acquisition.

     There is currently no public market for our ordinary shares and if a market develops for our ordinary shares, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your ordinary shares publicly.

     Our headquarters is located at 71, El. Venizelou Ave. 176 71
Kallithea Athens, Greece. Our telephone number is 30-210-960-0200



This Offering

Shares offered by Selling Shareholders  1,437,407 of our Ordinary Shares.

Shares Outstanding Prior to Offering    7,003,033 Ordinary Shares.

Use of Proceeds                         We will not receive any proceeds
                                        from the sale of the Ordinary
                                        Shares by the selling shareholders.

Risk Factors                            The purchase of our Ordinary Shares
                                        involves a high degree of risk. You
                                        should carefully review and consider
                                        "Risk Factors" beginning on page 2.

                          RISK FACTORS

An investment in our ordinary shares has a high degree of risk. You should carefully consider the following risk factors and the other information included herein before investing in our ordinary shares. If any of the following risks occur, our business, financial condition and operating results could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you could lose all of your investment.


                  Risks Related to our Business

We and our wholly owned subsidiary Aegean Earth S.A. are development-stage, start-up companies with no operating histories, which makes it difficult to evaluate our existing business and business prospects and increases the risk that the value of any investment in us will decline.

      We were founded in March 2006 and Aegean Earth S.A. was founded in July 2007, therefore, we have a limited operating history upon which you can make an investment decision, or upon which you can evaluate our business. We have not generated revenue and will not be able to generate revenue unless and until we commence construction projects and/or acquire entities that are actively engaged in construction projects. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

We will require additional capital to pursue our business plan.

      We have financed our operations since our inception through funds raised in private placements. Through April 2008, we received approximately $6.0 million in gross proceeds in a private placement. We intend to utilize the financing to effectuate acquisitions and bid on smaller projects until revenues are generated and our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including our ability to obtain material contracts and/or complete one or more strategic acquisitions. Accordingly, we expect to need to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed or, if available, on terms favorable to us. Any additional equity financing may be dilutive to shareholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing ordinary shares. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. There can be no assurance that additional funds will be available when and if needed from any source or, if available, will be available on terms that are acceptable to us. We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing shareholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our subsequent investors. Newly issued securities may include preferences, superior voting rights, or may be issued with warrants or other derivative securities, which themselves may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. Our ability to obtain needed financing may be impaired by such factors as the capital markets, the lack of a market for our ordinary shares, and our lack of profitability, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, we may be required to reduce or cease operations.

An integral part of our business plan involves acquisitions which may or may not be completed.

     We intend to utilize acquisitions as part of our business strategy to enter into the construction market in Greece and
abroad.   These  acquisitions  may  include  the  acquisition  of
operating licenses that are necessary for us to participate in certain types of projects. We have entered into a Memorandum of Understanding regarding the potential acquisition by us of a Greek construction company that is the subject of bankruptcy proceedings under the laws of Greece. There can be no assurances that we will complete the proposed acquisition, the terms thereof or that we will be able to complete any acquisitions of other companies. If we fail to complete an acquisition, it could have a material adverse effect on our financial condition and results of operations.

Our success will be dependent upon our ability to successfully bid on and timely complete construction projects which involves a high degree of risk.

     The construction business is subject to substantial risks, including, but not limited to, the ability to successfully bid on, and be awarded favorable potential construction projects. Further, if we are successful in bidding on construction projects, our ability to complete such construction projects are subject to a number of additional risks, including, but not limited to, availability and timely receipt of zoning and other regulatory approvals, available capital, available labor, compliance with local laws, and the ability to obtain financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start and/or the completion of construction activities once undertaken, any one of which could have a material adverse effect on our financial condition and results of operations.

The construction business is subject to a number of risks outside of our control.

     The construction industry is highly cyclical by nature and future market conditions are uncertain. Factors beyond our control can affect our business. Factors which could adversely affect the construction industry, many of which will be beyond our control, include, but are not limited to:

  *  the availability and cost of financing for our customers;
  *  unfavorable interest rates and increases in inflation;
  *  verbuilding or decreases in demand;
  * changes in national, regional and local economic conditions;
  * cost overruns, inclement weather, and labor and material shortages;
  * the impact of present or future environmental legislation, zoning laws and other regulations;
  * availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop property;
  *  increases in taxes or fees;
  *  local law; and
  *  available labor and negotiations with unions.

Although we have not commenced any construction projections to date, if we do, we may experience shortages of building supplies and labor, resulting mainly from circumstances beyond our control, which could cause delays and increase costs of completing construction projects, which may adversely affect our operating results.

      Our ability to successfully complete construction projects may be affected by circumstances beyond our control, including:

  *  shortages or increases in prices of construction materials;
  *  natural disasters in the areas in which we operate;
  * work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers;
  * lack of availability of adequate utility infrastructure and services; and
  * our need to rely on local subcontractors who may not be adequately capitalized or insured.

      Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, a construction projects. We anticipate competing with other construction companies for labor as well as raw materials, who may be better financed than us. Increasing global demand for construction materials, as well as increases in fuel and commodity prices have resulted in significantly higher prices of most building materials, including lumber, drywall, steel, concrete, roofing materials, pipe and asphalt. In addition, local materials suppliers may limit the allocation of their products to their existing customers, which could cause us to have to obtain materials from other suppliers, which could further increase our costs and in turn adversely affect our financial condition and results of operations.

Product liability litigation and claims that may arise in the ordinary course of our proposed business may be costly and could negatively impact our reputation, which could adversely affect our proposed business.

     Our proposed construction business is subject to construction defect and product liability claims arising in the ordinary course of business. These claims are ordinary in the construction industry and can be costly. Among the claims for which developers and builders have financial exposure are mold-related property damage and bodily injury claims. Damages awarded under these suits may include the costs of remediation, loss of property and health-related bodily injury. In response to increased litigation, insurance underwriters have attempted to limit their risk by excluding coverage for certain claims associated with pollution and product and workmanship defects. We may be at risk of loss for bodily injury claims in amounts that exceed available limits on our comprehensive general liability policies. In addition, the costs of insuring against construction defect and product liability claims, if applicable, are high and the amount of coverage offered by insurance companies is also currently limited. There can be no assurance we will be able to obtain insurance or if obtained, that the coverage will not be restricted and become more costly. If we are not able to obtain adequate insurance, we may experience losses that could negatively impact our proposed business.

We are subject to governmental regulations that may limit our operations, increase our expenses or subject us to liability.

     We may be subject to Greek (as well as those of other countries where we do business and the EEU) laws, ordinances and regulations concerning, among other things:

  * environmental matters, including the presence of hazardous or toxic substances;
  *  wetland preservation;
  *  health and safety;
  *  zoning, land use and other entitlements;
  *  building design, and
  *  density levels.

     In developing any project, we may be required to obtain the approval of numerous Greek governmental authorities (and others) regulating matters such as:

  * installation of utility services such as gas, electric, water and waste disposal;
  *  the dedication of acreage for open space, parks and schools;
  *  permitted land uses, and
  *  the construction design, methods and materials used.

     We  may  also  at  times  not  be  in  compliance  with  all regulatory requirements. If we are not in compliance with regulatory requirements, we may be subject to penalties or we may be forced to incur significant expenses to cure any noncompliance. In addition, some of our land we may acquire may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect our proposed business.

Increased insurance risk could negatively affect our business.

     Insurance and surety companies may take actions that could negatively affect our proposed business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverages, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect our ability to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on our proposed business.

Need to have a certain key management personnel.

      Our future success depends, to a significant degree, on our ability to hire and keep key management. No assurances can be given whether we will be able to employ and/or keep key management personnel to execute our business plan. Failure to hire and/or keep key management would adversely affect our proposed operations.

The construction industry is highly competitive.

     We believe we will be subjected to significant competition from other entities engaged in the business of commercial and infrastructure construction. Some of the world's most recognized construction and engineering firms operate in Greece and the surrounding countries. Many of these companies possess significantly greater financial, marketing and other resources than we do. Moreover, as (and if) additional governmental funding becomes available and if the construction business becomes more lucrative, other entities may elect to engage in such business, which entities would also then compete with the Company.

Risks related to doing business overseas.

Some  of our Officers and Directors reside outside of the  United
States which could make it difficult to enforce potential civil liabilities and judgments.

     Certain of our officers and directors are residents of countries other than the United States, and all of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.



You may not be able to enforce your claims in the Cayman Islands or Greece.

     We are a Cayman Islands corporation and Aegean Earth S.A. is a Greek company. We cannot assure you that a Cayman Islands or Greek court would deem the enforcement of foreign judgments requiring us to make payments outside of the Cayman Islands or Greece to be contrary to the Cayman Islands or Greek public policy and/or enforceable.

Risks Related to our Ordinary Shares

If we are a controlled foreign corporation, you may be subject to certain adverse U.S. federal income tax consequences.

     Under Section 951(a) of the Internal Revenue Code (the "Code"), each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if no income is actually distributed to the "United States shareholder." In addition, gain on the sale of stock in a CFC realized by a "United States shareholder" is treated as ordinary income, potentially eligible for the reduced tax rate applicable to certain dividends, to the extent of such shareholder's proportionate share of the CFC's undistributed earnings and profits accumulated during such shareholder's holding period for the stock. Section 951(b) of the Code defines a "United States shareholder" as any U.S. corporation, citizen, resident or other U.S. person who owns (directly or through certain deemed ownership rules) 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of the foreign corporation's stock. Although the Company following this Offering does not expect to be a CFC, there can be no assurance that the Company will not become a CFC in the future. If the Company is treated as a CFC, the Company's status as a CFC should have no adverse effect on any shareholder of the Company that is not a "United States shareholder."

Passive Foreign Investment Company Considerations

      Special adverse U.S. federal income tax rules apply to U.S. holders of equity interests in a non-U.S. corporation classified as a "passive foreign investment company" ("PFIC"). These rules apply to direct and indirect distributions received by U.S. shareholders with respect to, and direct and indirect sales, exchanges and other dispositions, including pledges, of shares of stock of, a PFIC. A foreign corporation will be treated as a PFIC for any taxable year if at least 75% of its gross income (including a pro rata share of the gross income of any company in which the Company is considered to own twenty five (25) percent or more of the shares by value) for the taxable year is passive income or at least 50% of its gross assets (including a pro rata share of the assets of any company of which the Company is considered to own twenty five (25) percent or more of the shares by value) during the taxable year, based on a quarterly average of the assets by value, produce, or are held for the production of, passive income.

      The Company believes that it will not be a PFIC for its current taxable year and does not anticipate becoming a PFIC in future taxable years. A foreign corporation's status as a PFIC, however, is a factual determination that is made annually, and thus may be subject to change. If the Company were a PFIC in any taxable year, each U.S. holder, in the absence of an election by such holder to treat the Company as a "qualified electing fund" (a "QEF Election") would, upon certain distributions by the Company or upon disposition of the Equity Shares (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each period to which the income is allocated plus interest on the tax, as if the distribution or gain and deem recognized ratably over the U.S. holder's holding period for the Equity Shares while the Company was a PFIC. Additionally, the Equity Shares of a decedent U.S. holder who failed to make a QEF Election will generally be denied the normally available step-up of the tax basis for such Equity Shares to fair market value at the date of death and, instead, would have a tax basis equal to the decedent's tax basis, if lower, in the Equity Shares. U.S. holders should consult their tax advisers on the consequences of an investment in Equity Shares if the Company were treated as a PFIC.

If you purchase ordinary shares in this offering, you will experience immediate and substantial dilution.

The $3.00 per share offering price of the ordinary shares being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase ordinary shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional ordinary shares or other securities.

There is presently no market for our Ordinary Shares.

      There is no market for our ordinary shares or any of our other securities. Although we may in the future apply to have our ordinary shares quoted on the Pink Sheets, the Over-The-Counter Bulletin Board or another trading and/or quotation medium, there can be no assurance as to when or if our ordinary shares will become traded and/or quoted on any trading medium. Even if our ordinary shares are quoted on a trading medium, there can be no assurance that an active trading market will develop for such shares. If an active trading market does not develop or continue, you will have limited liquidity and may be forced to hold your investment in the Company for an indefinite period of time.

If our Ordinary Shares are traded and/or quoted, we expect that the shares will be subject to the "penny stock" rules for the foreseeable future.

     We expect that our ordinary shares, if traded and/or quoted, will be subject to the Commission's "penny stock" rules. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for the ordinary shares. As long as our ordinary shares are subject to the penny stock rules, the holders of its shares may find it more difficult to sell their securities.

We have never declared or paid dividends on our ordinary shares and we do not currently anticipate paying any cash dividends in the foreseeable future.
      We have never declared or paid dividends on our ordinary shares and we do not currently anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. Except for the rights of holders of the Series A Preference Shares to receive dividends, any future determination to pay dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, applicable contractual restrictions and other such factors as our board of directors may deem relevant.

The concentration of ownership of our ordinary shares with insiders and their affiliates is likely to limit the ability of other shareholders to influence corporate matters.

      Approximately 74% of our outstanding ordinary shares are under the control of certain of our directors and executive officers and their affiliates. As a result, these persons will have the ability to exercise control over all matters requiring approval by our shareholders, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change in our control that might be viewed as beneficial by other shareholders or discouraging a potential acquirer from making an offer to shareholders to purchase their ordinary shares in order to gain control of us.


                         USE OF PROCEEDS

     This prospectus relates to our ordinary shares that may be offered and sold from time to time by the selling shareholders.
We will not receive any proceeds from the sale of the ordinary shares in this offering.


                 DETERMINATION OF OFFERING PRICE

     The $3.00 per share offering price of the ordinary shares being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and is not an indication of actual value.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF OPERATION


                   FORWARD-LOOKING STATEMENTS

      We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our shareholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "project," "forecast," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to, uncertainties associated with the following:

  * inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;
  *  changes in demand for our products and services;
  *  our failure to earn revenues or profits;
  *  inadequate capital to continue business;
  *  volatility or decline of our stock price;
  *  potential fluctuation in quarterly results;
  *  rapid and significant changes in markets;
  * litigation with or legal claims and allegations by outside parties; and
  *  insufficient revenues to cover operating costs.


     The following discussion should be read in conjunction with the financial statements and the notes thereto which are included in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in "Risk Factors" contained elsewhere in this prospectus.

Overview

      We were formed on March 10, 2006 solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market. On February 29, 2008, we completed the acquisition of Aegean Earth S.A. pursuant to a share exchange
agreement.   Aegean Earth S.A. was formed in July  2007  for  the
purpose of engaging in the construction industry in Greece and surrounding Mediterranean countries. Prior to our acquisition of Aegean Earth S.A., we had not engaged in any business activities that generated revenue.

Liquidity and Capital Resources

     Since our inception in March 2006, we have not generated any revenue from operations and all of our funds have been obtained through private offerings of equity and debt securities. During the period from May 2006 through July 2006, we raised approximately $46,000 through the sale of our ordinary shares in private placements. In November 2007, one of our affiliates, Access America Fund ("AAF") acquired promissory notes from us in the aggregate principal amount of $300,000. These notes were converted on April 21, 2008 for 2.5 million ordinary shares. We used the proceeds from the sale of the notes to fund the working capital requirements of Aegean Earth S.A. prior to our acquisition. Through April, 2008, in connection with our acquisition of Aegean Earth S.A., we raised an additional $6.0 million through a private placement of our ordinary shares.

     We believe that we have sufficient funds to pay our existing obligations and obligations as they arise for the next twelve months. However, if we are able to effect an acquisition, or if we are required to repay our outstanding notes or if we require additional capital for some other reason, we may require additional capital sooner than expected. There can be no assurance that additional capital will be available on terms acceptable to us if at all.

Plan of Operation

      During the next 12 months, our business will be focused on the development of Aegean Earth S.A.'s construction business in Greece and potential acquisitions of complimentary businesses. As such, we are currently in the development-stage of identifying and bidding on suitable construction projects. For the next 12 months, our Plan of Operation is as follows:

  * Focus on development of Aegean Earth S.A.'s construction business;
  * Work to take advantage of investments in infrastructure in Greece and surrounding regions; and
  * Attempt to acquire at least one other construction company in Greece.

      We have entered into negotiations with the Municipality of Argostoli for the potential development of a tourist harbor, commercial marina, cruise ship docking area, and other commercial development surrounding the Argostoli harbor area. We have agreed to prepare a feasibility study to determine the scope and economic viability of the proposed project. After we have concluded the feasibility study, if the proposed project is viable, and the Municipality decides to go forward with the project, we propose to enter into a joint venture with the Municipality to direct and manage the proposed project.

      In addition to the foregoing, we are also in the process of identifying and negotiating projects in the following areas:

  * The construction and development of additional marinas and surrounding areas;
  * The construction of a number of medical facilities in northern Africa;
  * Remediating a series of landfills in Greece and other countries in the Mediterranean;
  *  The reforestation of the Peloponnese region in Southern
     Greece; and
  * Other residential and commercial construction and development projects.


Proposed Acquisition

      Part of our Plan of Operation is to attempt to grow our business through the acquisition of complimentary construction, engineering, or development companies in Greece and elsewhere in Europe. We have started the process of reviewing potential acquisition candidates and have identified a number of acquisition targets that will potentially allow us to generate immediate revenue through existing projects. We have identified and entered into a Memorandum of Understanding (the "Memorandum") with one such potential acquisition candidate, a Greek construction company that is currently the subject of a bankruptcy proceeding under the laws of Greece. The proposed acquisition and the Memorandum are both subject to, among other conditions, the prior approval of the Greek courts and there can be no assurances when, if ever, such proposed acquisition will be completed.

Critical Accounting Policies

         Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          The following accounting policies are critical in fully understanding and evaluating our reported financial results:

     Basis of Presentation

      Our financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United State of America, whereby revenues are recognized in the period earned and expenses when incurred. The Company also follows Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Enterprises" in preparing its financial statements.

Statement of Cash Flows

     For purposes of the statement of cash flows, we consider all highly liquid investments (i.e., investments which, when purchased, have original maturities of three months or less) to be cash equivalents.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Ordinary Share

      Basic loss per ordinary share is based on the weighted effect of ordinary shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per ordinary share is calculated by dividing net loss by the weighted average number of ordinary shares used in the basic loss per share calculation plus the number of ordinary shares that would be issued assuming exercise or conversion of all potentially dilutive ordinary shares outstanding. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.

     At  December 31, 2007,  there  were  2,500,000   potentially
dilutive ordinary shares outstanding based on the potential conversion of the note payable (See Note 6).

      On January 8, 2008, the Company divided and increased the authorized ordinary share capital of the Company from 50,000,000 ordinary shares of $0.001 par value each to 78,125,000 ordinary shares of 0.00064 par value each by the division (split) of 50,000,000 ordinary shares of US$0.001 par value each into
78,125,000 ordinary shares of US$0.00064 par value each. This resulted in every shareholder as of January 8, 2008 receiving 100 Ordinary shares for every 64 Ordinary shares previously held. This was treated as a stock split for U.S. GAAP purposes, and all share and per share data is presented as if the division took place as of the date of inception, March 10, 2006. On January 8, 2008, the Company also divided and increased the authorized preference share capital of the Company from 1,000,000 Preference Shares of $0.001 par value each to 20,000,000 Preference Shares of $0.00064 par value by the division of 1,000,000 Preference Shares of US$0.001 par value each into 1,562,500 Preference Shares of US$0.00064 par value each, and the authorization of an additional 18,437,500 Preference Shares with a par value of US$0.00064 each.

Income Taxes

      Aegean Earth and Marine Corporation was registered as an Exempted Company in the Cayman Islands, and therefore, is not subject to Cayman Island income taxes for 20 years from the Date of Inception. While the Company has no intention of conducting any business activities in the United States, the Company would be subject to United States income taxes based on such activities that would occur in the United States.

      The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, a note receivable from an affiliate, payables to an affiliate, and a note payable to an affiliate. The fair value of cash and cash equivalents approximates the recorded amounts because of the liquidity and short-term nature of these items. The fair value of the note receivable, and payable to an affiliate, and note payable approximate the recorded amounts.

Recently Issued Accounting Pronouncements

      In  December  2007, the FASB issued SFAS No.  141  (Revised
2007), Business Combinations - Revised 2007. SFAS 141 R provides guidance on improving the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R applies to business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management is evaluating what effect the adoption of this pronouncement will have on its future financial statements, if any.


Off Balance Sheet Arrangements

     We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.



                            BUSINESS

History

     We were organized under the laws of the Cayman Islands on March 10, 2006, and our wholly owned subsidiary, Aegean Earth S.A., was organized under the laws of Greece in July 2007. In February 2008, we acquired all of the outstanding equity securities of Aegean Earth S.A. from its shareholders. Prior to our acquisition of Aegean Earth S.A., we had not generated revenues and our business consisted solely of attempting to identify, investigate and conduct due diligence on potential businesses for acquisition.

     We filed a registration statement on Form 10 with the Securities and Exchange Commission (the "Commission") to register our ordinary shares under Section 12(g) of the Exchange Act and we file periodic reports with the Commission pursuant to the Exchange Act. Copies of such reports, along with our registration statement on Form 10 are available on the Commission's web site. In January, 2008, our shareholders approved an amendment to our Memorandum and Articles of Association, which, among other things, changed our name from "Tiger Growth Corporation" to "Aegean Earth & Marine Corporation."

 Business Plan

     Through our wholly owned subsidiary, Aegean Earth S.A., we intend to engage in the business of construction and development of real estate projects, roads, utility structures, commercial buildings, and other related facilities in Greece, the Mediterranean and Balkan countries and other parts of Southern and Eastern Europe, either alone or by forming joint ventures with other companies. We also intend to actively pursue the acquisition of complimentary construction companies to increase construction project opportunities and revenue. We are actively pursuing construction opportunities both in the private and public sectors throughout the Mediterranean, Middle East, and Northern Africa regions. We are also actively pursuing the acquisition of one company which we believe will be completed in the second or third quarter of 2008, provided, however, that no assurance can be given that such acquisition will be completed by then or at all.

      We intend to take advantage of what we perceive to be increasing demand for construction in the Mediterranean and Balkan countries. We have entered into a consulting contract with a former president of a Greek construction company who has over 25 years of experience in the construction industry, and has experience in performing a variety of types of construction projects, including highways, commercial buildings, bridges and tunnels, airports and marinas. In addition, one of our directors, Joseph Clancy, who is also the Managing Director of Aegean Earth S.A., has prior experience in the negotiation and development of construction projects in the residential, commercial, and industrial sectors over the past 30 years.

      We believe that there is strong opportunity in construction in the Mediterranean and Balkan countries. In Greece, where Aegean Earth S.A. is headquartered, a number of governmental initiatives have been announced that we believe will increase potential construction and development in Greece. In 2007, the European Union announced that a series of infrastructure improvements have been planned, including the development of further upgrades of highways and the rail network, that are partially being financed by EUR24 billion funding which has been allocated to Greece from the European Union for the period from 2007 to 2013. We intend to focus a significant portion of our efforts to obtaining contracts and thereafter providing the construction and other services for these projects. The Greek government has made an effort to promote tourism, spending over $55 million in the promotion of tourism in 2006 alone, which resulted in an increase in tourism of over 10% in 2006 as compared to the previous year. We believe that past increases in tourism are likely to continue, and could result in the need for construction of additional tourism related facilities such as hotels and marinas, resulting in additional opportunities for us. In the surrounding states of Bulgaria and Romania, the European Union has designated over EUR22 billion in grant money for the purpose of structural improvements, primarily in the environmental and infrastructure areas. We are actively working with existing suppliers, managers, operators and property owners in pursuing this area of business. We have identified four (4) areas in which current market indicators support additional marina development which includes attendant commercial support facilities such as hotels, casinos, restaurants and luxury shopping areas.

      We have entered into negotiations with the Municipality of Argostoli for the potential development of a tourist harbor, commercial marina, cruise ship docking area, and other commercial development surrounding the Argostoli harbor area. We have agreed to prepare a feasibility study to determine the scope and economic viability of the proposed project. After we have concluded the feasibility study, if the proposed project is viable. After we have completed the feasibility study, if the Municipality decides to go forward with the projection, we propose to enter into a joint venture with the Municipality to direct and manage the proposed project.


Proposed Acquisition

      One of our intended methods of growth is through the acquisition of complimentary construction, engineering, or development companies in Greece and elsewhere in Europe. We have started the process of identifying a number of acquisition targets that will potentially allow it to generate immediate revenue through existing projects.

      We have identified and entered into a Memorandum of Understanding (the "Memorandum") with one such potential acquisition candidate, a Greek construction company that is currently the subject of a bankruptcy proceeding under the laws of Greece. The proposed acquisition and the Memorandum are both subject to, among other conditions, the prior approval of the Greek courts and there can be no assurances when, if ever, such proposed acquisition will be completed.

Government Regulation of Construction Industry in Greece

      We intend to focus our efforts on obtaining construction contracts to work on infrastructure projects for the Greek Government. In order to undertake public works projects or infrastructure projects for the Greek government, a construction company must be registered at the Ministry's of Public Works Register and must also have what is referred to as a "diploma" which corresponds to the size and type of project. Construction companies having a "7th degree diploma," the highest level offered, are able to participate in any kind of project on its own or in joint venture. In order to receive a diploma, a construction company must present a full dossier of its work experience as a construction company and the work experience of its technical engineering and operations personnel. A construction company must have a stated number of civil engineers, structural, mechanical and electrical engineers on staff with each individual having attained the appropriate diploma from an accredited university and each individual must have the requisite work experience in his or her career. After reviewing a construction company's dossier of past projects and the experience of its personnel, the Ministry of Public Works will assign a diploma level accordingly. Lesser diplomas may prohibit a construction company from bidding on certain types of larger public and private projects. We do not currently have a diploma but intend to commence the application process as soon as possible. We intend to leverage acquisitions (see "Proposed Acquisition") to obtain the highest level of diploma possible.


Customers

     We intend to focus our efforts on developing a customer base consisting of private, public and quasi public entities.

Competition

      The real estate construction, engineering and development businesses in in Greece and the Balkan Region is highly fragmented and is highly competitive. We estimate that there are over 2,000 construction companies in Greece, with approximately 20 traded on the Athens Stock Exchange. We believe that that the construction industry will continue to grow and that competition will increase substantially as more grant money from Greece, the European Union and/or other countries becomes available for infrastructure and development in the Mediterranean and Balkan countries. We are aware of a number of larger international construction companies along with well established local construction and engineering firms that are currently contemplating developments (and others that are actively engaged in construction) that we believe will be our direct competitors.

      Some of the larger companies that we will be competing with include:

       * AKTOR S.A. and ELLINIKI TECHNODOMIKI S.A. which we believe to be one of, if not the largest, Greek construction company. ELLINIKI TECHNODOMIKI is acting as holding company for the group investments and AKTOR S.A. is the construction and contracting company of the group. The company does a number of BOT participations throughout Greece.

       * J&P AVAX S.A. which we believe to be a Greek company of J & P which is one of the main European contractors.
          The company originates from Cyprus.

       * GEK - TERNA, a Greek company, which we believe is active in Greece and abroad in public infrastructure projects and private development projects. The company is also involved in energy projects.

       * MICHANIKI S.A., a Greek company having created a group industries around it mostly related to the construction business i.e. aluminum profile industry, wood construction related industry. The company works abroad, mainly in the Ukraine in development projects and recently has entered the Russian market.

       *  ATHINA   S.A.,  a  Greek  company  with  experience  in
          buildings and marine works and a lot of works in the Middle East.

       *  AEGEK   S.A.   a   Greek  company  with  experience  in
          infrastructure works especially dams and tunnels.

       *  VIOTER S.A., which we believe to be one of the smallest of  the  competitors listed herein which has experience
          in   building   works   and  serious   involvement   in
          development projects.

       * ATTIKAT S.A., a company involved in infrastructure works especially highways which recently sold a large part of its shares to GEK - TERNA S.A.

      Each  of  the foregoing competitors have greater financial, personnel  and  other resources and more extensive experience  in
the   development/engineering/construction  business   than   the
Company.    See "Risk Factors."

Employees

      As of April 23, 2008, we had four employees, two of which are full time.


                     DESCRIPTION OF PROPERTY

     We do not own or rent any property. We utilize office space and office equipment of our officers and directors at no cost.


                        LEGAL PROCEEDINGS

      From time to time we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business. We are not currently involved in legal proceedings that we believe could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.



                DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about our directors and executive officers:

     Name                  Age    Position(s)
     ----                  ---    -----------

     Frank DeLape          53     Executive Chairman and
     Director
     Joseph Clancy         67     Director
     Rizos Krikis          43     Chief Financial Officer



     Frank DeLape. Executive Chairman and Director - Frank DeLape is one of our co-founders and was appointed a director and our Executive Chairman on February 29, 2008. Frank DeLape is also Chairman and CEO of Benchmark Equity Group, a company he founded in 1994. Prior to founding Benchmark, Mr. DeLape spent 11 years in executive management roles managing turnarounds for various companies. In that regard, he worked on behalf of such companies'  boards  of  directors  or  the  sponsoring  banks  to recapitalize companies to return them to profitability or to maximize cash repayment through orderly liquidation. Benchmark provides private equity and debt financings from various funds as well as a syndicate of investors. Mr. DeLape was a founder and financier of Think New Ideas, a NASDAQ NMS listed company, which later sold for over $300 million. At Benchmark, Mr. DeLape has formed and been instrumental in the growth of eighteen companies. Of these, several have become NASDAQ listed, one listed on the American Stock Exchange, and three were sold, creating in total over several billion dollars in market value.

From August 2001 through October 2005, Mr. DeLape was Chairman of the Board of the biotechnology company Isolagen, Inc. Over his four years as Chairman and a major shareholder of Isolagen, Mr. DeLape oversaw the listing of Isolagen on the American Stock Exchange, and raising over $194 million in debt and equity financings for the company. Mr. DeLape is a Director of Polymedix, Inc. since November 2005 and President, CEO and a director of Influmedix, Inc. since April 2006. Mr. DeLape is also a director of Anchor Funding Services since January 2007 and Uni-Pixel, Inc. Both such corporations file reports under the Exchange Act. The trading symbol for Uni-Pixel, Inc. on the NASD Bulletin Board is "UNXL". Since March 2006, Mr. DeLape has also served as the Executive Chairman of Six Diamond Resorts International, a Cayman Islands company that he co-founded that files reports under the Exchange Act. Mr. DeLape is a controlling shareholder of Six Diamond Resorts International and in October 2007, he was appointed a director of Six Diamond Resorts International. Mr. DeLape is a member of the National Association of Corporate Directors.

      Joseph Clancy. Director. Mr. Clancy was appointed a director on February 29, 2008 and has served as a Manager of Aegean Earth S.A. since its inception in July 2007. Mr. Clancy is an experienced professional in both private equity and construction and development. Since June 2006, he has served as one of the National Representatives of Access America Investments in Greece and Cyprus. From February 2003 to May 2006, he served as a consultant/advisor for Vibrant Capital Corporation in New York, where he oversaw the implementation of a life settlement acquisition program to secure a bond issued under the securities laws of Luxembourg and also implemented two private placement programs of investments in conjunction with that asset class. Prior thereto, from January 2002 to February 2003 he served as a Director in Oriri Holdings, SA, of Oslo, Norway, where he oversaw the implementation of international marketing operations for content for mobile phones throughout the EU market. Mr. Clancy has also overseen the construction, master planning, and development of numerous properties, including an 800 acre mixed use area in Colorado. He has also served as the Chief Operating Officer of DiaChi Corporation and Prime Financial Services Group of London. Mr. Clancy graduated with a B.Sc. in Engineering from the United States Naval Academy in Annapolis, Maryland. He served as a Captain in the U.S. Marine Corps from 1963-1967 and was decorated for valor for his service in Vietnam.

      Rizos Krikis. Chief Financial Officer- Mr. Krikis was appointed our Chief Financial Officer on February 29, 2008. Prior thereto, from 2004 to 2007, Mr. Krikis was Chief Financial Officer of Cosmotelco Telecommunications in Greece. Prior to joining Cosmotelco, Mr. Krikis was a senior manager for the Emporiki Private Equity and Venture Capital Fund, where he was responsible for the initial investment decision and ongoing monitoring of the Fund's portfolio investment. Mr. Krikis has a number of years of experience in the financial industry and has served in multiple capacities both in industry and private equity. Mr. Krikis also was a consultant from the Greek Trade Commission in New York. He graduated with both his Bachelor's and Master's degrees in Business Administration from Baruch College in New York, and is fluent in both English and Greek.

Election of Directors and Officers

     Holders of our ordinary shares are entitled to one (1) vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our Memorandum and Articles of Association.

     Our Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified. If a vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors then the shareholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the Board of Directors may fill such vacancy.

Committees of the Board of Directors

     Our board of directors has not appointed any committees.

Audit Committee and Code of Ethics

     We have not formally appointed an audit committee, and therefore, our board of directors serves the function of an audit committee. We have not made a determination as to whether any of our directors would qualify as an audit committee financial expert. We have not yet adopted a code of ethics applicable to our chief executive officer and chief accounting officer, or persons performing those functions, because of the small number of persons involved in management.

Family Relationships

     There are no family relationships among our officers or directors.

Legal Proceedings

     Based on our inquiries of all of our officers and directors, we are not aware of any pending or threatened legal proceedings involving any of our officers or directors that would be material to an evaluation of our management.

                     EXECUTIVE COMPENSATION

           We did not pay our exective officers cash renumeration from the period from inception through December 31, 2007.

Employment Agreements

      Although we have not entered into any employment agreements with our executive officers, we have orally agreed with Mr. Frank DeLape, our Executive Chairman, to issue to him stock options to purchase up to 250,000 ordinary shares. The terms of such options shall be determined at a future date by mutual agreement between us and Mr. DeLape.

Compensation of Directors

     We have not paid our directors compensation for serving on our board of directors. Our Board of Directors may in the future decide to award the members of the Board of Directors cash or stock based consideration for their services to us, which awards, if granted shall be in the sole determination of the Board of Directors.


    MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

     There is currently no public trading market for our ordinary shares.

Number of Shareholders

     As of April 23, 2008, there were approximately 488 holders of record of our ordinary shares.

Dividend Policy

     Historically, we have not paid any dividends to the holders of our ordinary shares and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Equity Compensation Plan Information

     We do not have any compensation plans under which our securities have been authorized for issuance, however, we intend to develop a stock option plan during 2008

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 23, 2008 with respect to the beneficial ownership of our ordinary shares by (i) each person who, to our knowledge, beneficially owns more than 5% of our ordinary shares; (ii) each of our directors and "named executive officers"; and (iii) all of our executive officers and directors as a group:


                                            Number of    Percent
                                            ---------    -------
Name and address of Beneficial Owner          Shares    of Class (1)
------------------------------------          ------    ------------
Directors and Named Executive Officers(2):

Joseph Clancy (3)                            166,667        2.4%
Frank DeLape (4)                           4,987,501       71.2%
Rizos Krikis                                       -

All directors and named executive
officers as a group (3 persons)            5,154,168       73.6%

Other 5% or Greater Beneficial Owners
Access America Fund, L.P.(5)
1800 West Loop South
Houston, TX 77027                          4,987,501       71.2%



(1) Beneficial ownership is calculated based on an aggregate of 7,003,033 ordinary shares outstanding as of April 23, 2008 together with securities exercisable or convertible into ordinary shares within sixty days of April 23, 2008 for each shareholder. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of ordinary shares beneficially owned by a person includes ordinary shares issuable upon conversion of securities and subject to options or warrants held by that person that are currently convertible or exercisable or convertible or exercisable within 60 days of April 23, 2008. The ordinary shares issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)  Unless  otherwise specified, the address for  the  directors
     and   named  executive  officers  is  c/o  Nautilus   Global
     Partners, 700 Gemini, Suite 100, Houston, TX 77027.

(3)  The  address for Mr. Clancy  is Tenarou, 49, PO  Box  73050,
     Ano Glyfada, 165 62 Greece

(4) Consists of 4,987,501 ordinary shares held by Access America Fund, LLP ("AAF"). Such amount does not include ordinary shares issuable upon conversion of the Series A Preference Shares owned by AAF as such Series A Preference Shares are not convertible within 60 days of April 23, 2008. Access America Investments LLC ("AAI") is the general manager of AAF. Mr. DeLape is the Chairman of AAI and he is also the Chairman of Benchmark Equity Group which owns 41.7% of AAI. Accordingly, Mr. DeLape may be deemed to share indirect beneficial ownership of the ordinary shares held by AAF. Mr. DeLape, however, expressly disclaims beneficial ownership of such ordinary shares. Such amount also does not include 250,000 ordinary shares issuable upon the exercise of stock options, since such options have not yet been granted and are not exercisable within 60 days of April 23, 2008. The exercise terms of such options have not been determined.

(5) Such amount does not include ordinary shares issuable upon conversion of the Series A Preference Shares owned by AAF as such Series A Preference Shares are not convertible within 60 days of April 23, 2008.

                      SELLING SHAREHOLDERS

     The following table sets forth the ordinary share ownership of the selling shareholders as of April 23, 2008. The selling shareholders acquired their securities through private placement offerings in 2006 and 2008.

     We will not receive any proceeds from the resale of the ordinary shares by the selling shareholders. Assuming all the shares registered below are sold by the selling shareholders, none of the selling shareholders will continue to own any of our ordinary shares Other than as set forth in the following table, the selling shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, except as set forth below, the selling shareholders are not registered broker-dealers.

----------------------------------------------------------------------------------
                                                          Number of
                                                           Shares     Percentage
                           Shares    Percentage          Beneficially Beneficially
                         Beneficialy Benefially   Number    Owned        Owned
                         Owned Prior Owned Prior of Shares  After        After
Selling Shareholder      to Offering to Offering  Offered  Offering     Offering
----------------------------------------------------------------------------------
Grant John Maughan             782        *         782        0          *
----------------------------------------------------------------------------------
Benjamin Kenneth Barker        782        *         782        0          *
----------------------------------------------------------------------------------
Polyanna Wan                   782        *         782        0          *
----------------------------------------------------------------------------------
Susan E. Lawrence              782        *         782        0          *
----------------------------------------------------------------------------------
Thomas D. Knowles              782        *         782        0          *
----------------------------------------------------------------------------------
Paul D. Knowles                782        *         782        0          *
----------------------------------------------------------------------------------
Donna E. Knowles               782        *         782        0          *
----------------------------------------------------------------------------------
Alstair Mark Knowles           782        *         782        0          *
----------------------------------------------------------------------------------
Robert Myers                   782        *         782        0          *
----------------------------------------------------------------------------------
Richard Fox                    782        *         782        0          *
----------------------------------------------------------------------------------
Marlene Patranella Fox         782        *         782        0          *
----------------------------------------------------------------------------------
Raymond Todd Forsythe          782        *         782        0          *
----------------------------------------------------------------------------------
Cameron Carey                  782        *         782        0          *
----------------------------------------------------------------------------------
Magdaline Berdanis             782        *         782        0          *
----------------------------------------------------------------------------------
Heather Carey                  782        *         782        0          *
----------------------------------------------------------------------------------
David William Slatter          782        *         782        0          *
----------------------------------------------------------------------------------
Steven E. Carey                782        *         782        0          *
----------------------------------------------------------------------------------
Debra P. Carey                 782        *         782        0          *
----------------------------------------------------------------------------------
Joseph G. Carey                782        *         782        0          *
----------------------------------------------------------------------------------
Phyllis D. Thompson            782        *         782        0          *
----------------------------------------------------------------------------------
Reginald T. Carey              782        *         782        0          *
----------------------------------------------------------------------------------
Lorna Denise Kemp              782        *         782        0          *
----------------------------------------------------------------------------------
Todd Earle Kemp                782        *         782        0          *
----------------------------------------------------------------------------------
Debra-Lou Carey                782        *         782        0          *
----------------------------------------------------------------------------------
Paula Rigby                    782        *         782        0          *
----------------------------------------------------------------------------------
Patrice McKinney               782        *         782        0          *
----------------------------------------------------------------------------------
Tiffany K. Deal                782        *         782        0          *
----------------------------------------------------------------------------------
Conwill K. Saunders            782        *         782        0          *
----------------------------------------------------------------------------------
Mary Turner                    782        *         782        0          *
----------------------------------------------------------------------------------
Melita A. Carey                782        *         782        0          *
----------------------------------------------------------------------------------
Helen A. Rolle                 782        *         782        0          *
----------------------------------------------------------------------------------
Michael Brindle-Selle          782        *         782        0          *
----------------------------------------------------------------------------------
Julie Brindle-Selle            782        *         782        0          *
----------------------------------------------------------------------------------
Angela D. Culmer-Saunders      782        *         782        0          *
----------------------------------------------------------------------------------
Stephanie Anne Murray          782        *         782        0          *
----------------------------------------------------------------------------------
Marguerite E. Bain             782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Marcus W. Moss                 782        *         782        0          *
----------------------------------------------------------------------------------
Marcella Bond                  782        *         782        0          *
----------------------------------------------------------------------------------
Lakeisha D. Brown              782        *         782        0          *
----------------------------------------------------------------------------------
Jane Seekings                  782        *         782        0          *
----------------------------------------------------------------------------------
Katie Vanessa Roach            782        *         782        0          *
----------------------------------------------------------------------------------
Karen Strachen                 782        *         782        0          *
----------------------------------------------------------------------------------
Gerda  J.J. Vandervelde        782        *         782        0          *
----------------------------------------------------------------------------------
Marie Elise J. Vandervelde     782        *         782        0          *
----------------------------------------------------------------------------------
Maria O.F. Marse               782        *         782        0          *
----------------------------------------------------------------------------------
Paul Henri Vandervelde         782        *         782        0          *
----------------------------------------------------------------------------------
Phillipe Dewez                 782        *         782        0          *
----------------------------------------------------------------------------------
Daniel Lienard                 782        *         782        0          *
----------------------------------------------------------------------------------
Marguerite Ranwet              782        *         782        0          *
----------------------------------------------------------------------------------
Catherine Bocque               782        *         782        0          *
----------------------------------------------------------------------------------
Koen Lozie                     782        *         782        0          *
----------------------------------------------------------------------------------
Jennifer Silva                 782        *         782        0          *
----------------------------------------------------------------------------------
Valerie I. Weeks               782        *         782        0          *
----------------------------------------------------------------------------------
Fiona Jane Richardson          782        *         782        0          *
----------------------------------------------------------------------------------
Renate Murdoch-Muirhead        782        *         782        0          *
----------------------------------------------------------------------------------
Colin Murdoch-Muirhead         782        *         782        0          *
----------------------------------------------------------------------------------
Katherine Steele               782        *         782        0          *
----------------------------------------------------------------------------------
Caroline Rosser                782        *         782        0          *
----------------------------------------------------------------------------------
Robert Rosser                  782        *         782        0          *
----------------------------------------------------------------------------------
Severin Nicole Gibbons         782        *         782        0          *
----------------------------------------------------------------------------------
Edward Allen Lancer Barnes     782        *         782        0          *
----------------------------------------------------------------------------------
Tina C. Gibbons                782        *         782        0          *
----------------------------------------------------------------------------------
Reid Gibbons                   782        *         782        0          *
----------------------------------------------------------------------------------
Patricia M. Hill               782        *         782        0          *
----------------------------------------------------------------------------------
Floyd E. Smart                 782        *         782        0          *
----------------------------------------------------------------------------------
Sylvia M. Smart                782        *         782        0          *
----------------------------------------------------------------------------------
Dionne A.E. Smart-Porter       782        *         782        0          *
----------------------------------------------------------------------------------
Lloyd J. Smart                 782        *         782        0          *
----------------------------------------------------------------------------------
Richard S.L. Pearman           782        *         782        0          *
----------------------------------------------------------------------------------
Dannise Thompson               782        *         782        0          *
----------------------------------------------------------------------------------
Richard S. Thompson            782        *         782        0          *
----------------------------------------------------------------------------------
Roderick Craig Christensen     782        *         782        0          *
----------------------------------------------------------------------------------
Pennie Jean Whitehead          782        *         782        0          *
----------------------------------------------------------------------------------
Christina Maybury              782        *         782        0          *
----------------------------------------------------------------------------------
Dazarrie Steede                782        *         782        0          *
----------------------------------------------------------------------------------
Roy Angelo Furbert             782        *         782        0          *
----------------------------------------------------------------------------------
Dueane Stephen Dill            782        *         782        0          *
----------------------------------------------------------------------------------
Gwen Haller                    782        *         782        0          *
----------------------------------------------------------------------------------
Gail E. Murray                 782        *         782        0          *
----------------------------------------------------------------------------------
Barry Griffiths                782        *         782        0          *
----------------------------------------------------------------------------------
Kerry Griffiths                782        *         782        0          *
----------------------------------------------------------------------------------
Michael Abbott                 782        *         782        0          *
----------------------------------------------------------------------------------
Neal Turchiaro                 782        *         782        0          *
----------------------------------------------------------------------------------
Shelly Abbott                  782        *         782        0          *
----------------------------------------------------------------------------------
David J.K. Macphee             782        *         782        0          *
----------------------------------------------------------------------------------
Christopher Cyr                782        *         782        0          *
----------------------------------------------------------------------------------
Mark W. Young                  782        *         782        0          *
----------------------------------------------------------------------------------
Sharlene A. Young              782        *         782        0          *
----------------------------------------------------------------------------------
Heather Allison Hames          782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Colin G. Hames                 782        *         782        0          *
----------------------------------------------------------------------------------
Elizabeth Wood                 782        *         782        0          *
----------------------------------------------------------------------------------
Rob Mumford                    782        *         782        0          *
----------------------------------------------------------------------------------
Justin Ferguson                782        *         782        0          *
----------------------------------------------------------------------------------
David Rawson Mackenzie         782        *         782        0          *
----------------------------------------------------------------------------------
Ian Rawson Mackenzie           782        *         782        0          *
----------------------------------------------------------------------------------
Heather Rawson Mackenzie       782        *         782        0          *
----------------------------------------------------------------------------------
Stephen McClure                782        *         782        0          *
----------------------------------------------------------------------------------
Javier Martinez                782        *         782        0          *
----------------------------------------------------------------------------------
Anna Bagshaw                   782        *         782        0          *
----------------------------------------------------------------------------------
Marcela Vallejo MacKliff       782        *         782        0          *
----------------------------------------------------------------------------------
Andrea McLean                  782        *         782        0          *
----------------------------------------------------------------------------------
Sinead O'Connor                782        *         782        0          *
----------------------------------------------------------------------------------
Erica Boudier                  782        *         782        0          *
----------------------------------------------------------------------------------
Paul Hunt                      782        *         782        0          *
----------------------------------------------------------------------------------
Mark Anderson                  782        *         782        0          *
----------------------------------------------------------------------------------
Brenda Jean Phillips           782        *         782        0          *
----------------------------------------------------------------------------------
Jai-Michael Eskerine Phillips  782        *         782        0          *
----------------------------------------------------------------------------------
Erskine Douglas Phillips       782        *         782        0          *
----------------------------------------------------------------------------------
Tivin Tunchiano                782        *         782        0          *
----------------------------------------------------------------------------------
David Houston                  782        *         782        0          *
----------------------------------------------------------------------------------
Susan E. Gibbons               782        *         782        0          *
----------------------------------------------------------------------------------
Ronald Joseph Burke            782        *         782        0          *
----------------------------------------------------------------------------------
Marsha Gail Burke              782        *         782        0          *
----------------------------------------------------------------------------------
Kelly Ross                     782        *         782        0          *
----------------------------------------------------------------------------------
Shirley Yap                    782        *         782        0          *
----------------------------------------------------------------------------------
Nancy Morrison                 782        *         782        0          *
----------------------------------------------------------------------------------
Wade A. Morrison               782        *         782        0          *
----------------------------------------------------------------------------------
Joanna Marie Masters           782        *         782        0          *
----------------------------------------------------------------------------------
Glen Nicholas Masters          782        *         782        0          *
----------------------------------------------------------------------------------
Lana Chi Nguyen                782        *         782        0          *
----------------------------------------------------------------------------------
Jean E. Parker                 782        *         782        0          *
----------------------------------------------------------------------------------
Michelle Sara Christensen      782        *         782        0          *
----------------------------------------------------------------------------------
Kandis Robertson               782        *         782        0          *
----------------------------------------------------------------------------------
Joel Matthews                  782        *         782        0          *
----------------------------------------------------------------------------------
Julie Herauf                   782        *         782        0          *
----------------------------------------------------------------------------------
Mark R. Herauf                 782        *         782        0          *
----------------------------------------------------------------------------------
Stephen James McLaughlin       782        *         782        0          *
----------------------------------------------------------------------------------
Robert Greg Abernethy          782        *         782        0          *
----------------------------------------------------------------------------------
Matthew J. R. Grace            782        *         782        0          *
----------------------------------------------------------------------------------
Bruce Colby Bell               782        *         782        0          *
----------------------------------------------------------------------------------
Marc E.O.  Morabito            782        *         782        0          *
----------------------------------------------------------------------------------
Serge Paritzky                 782        *         782        0          *
----------------------------------------------------------------------------------
Roland Schaefer                782        *         782        0          *
----------------------------------------------------------------------------------
Fernando Casij Pena            782        *         782        0          *
----------------------------------------------------------------------------------
Peter Barham                   782        *         782        0          *
----------------------------------------------------------------------------------
Eric Duphil                    782        *         782        0          *
----------------------------------------------------------------------------------
Andrea K. Hudson               782        *         782        0          *
----------------------------------------------------------------------------------
Ursula E. Gilpin               782        *         782        0          *
----------------------------------------------------------------------------------
Frederic Osias                 782        *         782        0          *
----------------------------------------------------------------------------------
Rosemary J.  Morabito          782        *         782        0          *
----------------------------------------------------------------------------------
Yvonne Joan Muldoon            782        *         782        0          *
----------------------------------------------------------------------------------
P. Barry Moroney               782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Ayal Shenhav                   782        *         782        0          *
----------------------------------------------------------------------------------
Tal Danon Shenhav              782        *         782        0          *
----------------------------------------------------------------------------------
Yizhak Rodrig                  782        *         782        0          *
----------------------------------------------------------------------------------
Ofira Wegrzyn                  782        *         782        0          *
----------------------------------------------------------------------------------
Rotem Baharv                   782        *         782        0          *
----------------------------------------------------------------------------------
Zvi Arie Frenkel               782        *         782        0          *
----------------------------------------------------------------------------------
Reuven Horesh                  782        *         782        0          *
----------------------------------------------------------------------------------
Frida Aliza Frenkel            782        *         782        0          *
----------------------------------------------------------------------------------
Tamar Shaibel                  782        *         782        0          *
----------------------------------------------------------------------------------
Reuven Shaibel                 782        *         782        0          *
----------------------------------------------------------------------------------
Rachel Cohen                   782        *         782        0          *
----------------------------------------------------------------------------------
Yoheved Krouzman               782        *         782        0          *
----------------------------------------------------------------------------------
Danny Horesh                   782        *         782        0          *
----------------------------------------------------------------------------------
Ronen Baharav                  782        *         782        0          *
----------------------------------------------------------------------------------
Michal Rozelia Kremer          782        *         782        0          *
----------------------------------------------------------------------------------
Israel Kremer                  782        *         782        0          *
----------------------------------------------------------------------------------
Yehiel Cohen                   782        *         782        0          *
----------------------------------------------------------------------------------
Dafna Yakova Frankel           782        *         782        0          *
----------------------------------------------------------------------------------
Yoan Kremer                    782        *         782        0          *
----------------------------------------------------------------------------------
Irina Moritz                   782        *         782        0          *
----------------------------------------------------------------------------------
Nelly Geskin                   782        *         782        0          *
----------------------------------------------------------------------------------
Yael Moritz                    782        *         782        0          *
----------------------------------------------------------------------------------
Rafael Cohen                   782        *         782        0          *
----------------------------------------------------------------------------------
Gil Moore                      782        *         782        0          *
----------------------------------------------------------------------------------
Rina Rodrig                    782        *         782        0          *
----------------------------------------------------------------------------------
Shoshana Rodrig                782        *         782        0          *
----------------------------------------------------------------------------------
Yuval Bar ner                  782        *         782        0          *
----------------------------------------------------------------------------------
Katharina Mosakowska           782        *         782        0          *
----------------------------------------------------------------------------------
Arthur Mletzak                 782        *         782        0          *
----------------------------------------------------------------------------------
Rients Aapkes                  782        *         782        0          *
----------------------------------------------------------------------------------
Olivia Kate Walford            782        *         782        0          *
----------------------------------------------------------------------------------
Carol-Ann B. Mckinley          782        *         782        0          *
----------------------------------------------------------------------------------
Sandra Lanchippa-Smith         782        *         782        0          *
----------------------------------------------------------------------------------
Harry Winnington               782        *         782        0          *
----------------------------------------------------------------------------------
Dale W. Porter                 782        *         782        0          *
----------------------------------------------------------------------------------
Oleana Schemenauer             782        *         782        0          *
----------------------------------------------------------------------------------
Heinz Neidl                    782        *         782        0          *
----------------------------------------------------------------------------------
Stephen Cosham                 782        *         782        0          *
----------------------------------------------------------------------------------
Mercedes Aguilar Mora          782        *         782        0          *
----------------------------------------------------------------------------------
Monica Chimbo Aguilar          782        *         782        0          *
----------------------------------------------------------------------------------
Merilynn Sickling              782        *         782        0          *
----------------------------------------------------------------------------------
Derek Sickling                 782        *         782        0          *
----------------------------------------------------------------------------------
Edward Spencer                 782        *         782        0          *
----------------------------------------------------------------------------------
Jane Maycock                   782        *         782        0          *
----------------------------------------------------------------------------------
Phillip Scarcliffe             782        *         782        0          *
----------------------------------------------------------------------------------
Anthony Steele                 782        *         782        0          *
----------------------------------------------------------------------------------
Julie Arthur                   782        *         782        0          *
----------------------------------------------------------------------------------
Simon Peter Beattie            782        *         782        0          *
----------------------------------------------------------------------------------
Attila Stephen Molnar          782        *         782        0          *
----------------------------------------------------------------------------------
James Nicholas Lamb            782        *         782        0          *
----------------------------------------------------------------------------------
Dudley Reginald Cottingham     782        *         782        0          *
----------------------------------------------------------------------------------
Joseph Andrew Guest            782        *         782        0          *
----------------------------------------------------------------------------------
Tina Phyllis Francis Guest     782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Robert William Thomson         782        *         782        0          *
----------------------------------------------------------------------------------
Pamela May Ann Thomson         782        *         782        0          *
----------------------------------------------------------------------------------
Mary Christine Beattie         782        *         782        0          *
----------------------------------------------------------------------------------
William Maycock                782        *         782        0          *
----------------------------------------------------------------------------------
Andrew C. Cottingham           782        *         782        0          *
----------------------------------------------------------------------------------
Debbie J. E. Cottingham        782        *         782        0          *
----------------------------------------------------------------------------------
Jonathan Falconer              782        *         782        0          *
----------------------------------------------------------------------------------
Granville M. Gibbons           782        *         782        0          *
----------------------------------------------------------------------------------
John Allen Barnes              782        *         782        0          *
----------------------------------------------------------------------------------
David Anthony Hanwell          782        *         782        0          *
----------------------------------------------------------------------------------
Susan Veronica Hanwell         782        *         782        0          *
----------------------------------------------------------------------------------
Leanne Brown                   782        *         782        0          *
----------------------------------------------------------------------------------
Michael John Tait              782        *         782        0          *
----------------------------------------------------------------------------------
Richard Allen Lettington       782        *         782        0          *
----------------------------------------------------------------------------------
Julia Ann Kempe                782        *         782        0          *
----------------------------------------------------------------------------------
Senga Tait                     782        *         782        0          *
----------------------------------------------------------------------------------
Lisa J. Broomfield             782        *         782        0          *
----------------------------------------------------------------------------------
Rowena Jane Broomfield         782        *         782        0          *
----------------------------------------------------------------------------------
Joan Broomfield                782        *         782        0          *
----------------------------------------------------------------------------------
John William Broomfield        782        *         782        0          *
----------------------------------------------------------------------------------
Charles Henry Bolton           782        *         782        0          *
----------------------------------------------------------------------------------
Barbara Kathlen Bolton         782        *         782        0          *
----------------------------------------------------------------------------------
Sutherland A. Morris           782        *         782        0          *
----------------------------------------------------------------------------------
Julian Trinder                 782        *         782        0          *
----------------------------------------------------------------------------------
June I. Morris                 782        *         782        0          *
----------------------------------------------------------------------------------
Hamish Charles Quinlan         782        *         782        0          *
----------------------------------------------------------------------------------
Jenny Kirsten Hutchison        782        *         782        0          *
----------------------------------------------------------------------------------
Philippa Alison Trinder        782        *         782        0          *
----------------------------------------------------------------------------------
Hilary Elaine Redfern Mullins  782        *         782        0          *
----------------------------------------------------------------------------------
Douglas John Mullins           782        *         782        0          *
----------------------------------------------------------------------------------
Peter Wilson                   782        *         782        0          *
----------------------------------------------------------------------------------
Julie Mary Wilson              782        *         782        0          *
----------------------------------------------------------------------------------
Elizabeth Louise Phillips      782        *         782        0          *
----------------------------------------------------------------------------------
Allan George Murray            782        *         782        0          *
----------------------------------------------------------------------------------
Paul B. Davis                  782        *         782        0          *
----------------------------------------------------------------------------------
Lara Jane Davis                782        *         782        0          *
----------------------------------------------------------------------------------
Jane M. Poveromo               782        *         782        0          *
----------------------------------------------------------------------------------
John Bond                      782        *         782        0          *
----------------------------------------------------------------------------------
Esther Dodd                    782        *         782        0          *
----------------------------------------------------------------------------------
Alastair G. Long               782        *         782        0          *
----------------------------------------------------------------------------------
Rosemary Long                  782        *         782        0          *
----------------------------------------------------------------------------------
Denize Cook                    782        *         782        0          *
----------------------------------------------------------------------------------
Mark Fondas                    782        *         782        0          *
----------------------------------------------------------------------------------
Michele Louise Cottingham      782        *         782        0          *
----------------------------------------------------------------------------------
Christopher Charles Morris     782        *         782        0          *
----------------------------------------------------------------------------------
Michelle Annette Lawrence      782        *         782        0          *
----------------------------------------------------------------------------------
Alison Margaret Harvey         782        *         782        0          *
----------------------------------------------------------------------------------
Michael James Harvey           782        *         782        0          *
----------------------------------------------------------------------------------
Patricia A. Alderson           782        *         782        0          *
----------------------------------------------------------------------------------
Antoinette M. Backhouse        782        *         782        0          *
----------------------------------------------------------------------------------
Christian H. H. Backhouse      782        *         782        0          *
----------------------------------------------------------------------------------
Edwin H. Backhouse             782        *         782        0          *
----------------------------------------------------------------------------------
Judith Backhouse               782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Karen L. Backhouse             782        *         782        0          *
----------------------------------------------------------------------------------
Margaret Backhouse             782        *         782        0          *
----------------------------------------------------------------------------------
Mark A. Backhouse              782        *         782        0          *
----------------------------------------------------------------------------------
Patricia M. Backhouse          782        *         782        0          *
----------------------------------------------------------------------------------
Paul G. Backhouse              782        *         782        0          *
----------------------------------------------------------------------------------
Timothy S Backhouse            782        *         782        0          *
----------------------------------------------------------------------------------
David P. Bartlett              782        *         782        0          *
----------------------------------------------------------------------------------
Rachael C. Bartlett            782        *         782        0          *
----------------------------------------------------------------------------------
Antoinette Baxter              782        *         782        0          *
----------------------------------------------------------------------------------
Charles Baxter                 782        *         782        0          *
----------------------------------------------------------------------------------
Geraldine Baxter               782        *         782        0          *
----------------------------------------------------------------------------------
Paul Baxter                    782        *         782        0          *
----------------------------------------------------------------------------------
Catherine J. Belcher           782        *         782        0          *
----------------------------------------------------------------------------------
Martin C. Belcher              782        *         782        0          *
----------------------------------------------------------------------------------
Sarah L. Bertrand              782        *         782        0          *
----------------------------------------------------------------------------------
Wayne G Bertrand               782        *         782        0          *
----------------------------------------------------------------------------------
John N. Bishop                 782        *         782        0          *
----------------------------------------------------------------------------------
Nicola L. Bishop               782        *         782        0          *
----------------------------------------------------------------------------------
Linda C. Budge                 782        *         782        0          *
----------------------------------------------------------------------------------
Robert Childs                  782        *         782        0          *
----------------------------------------------------------------------------------
A. Henry G. Dick-Cleland       782        *         782        0          *
----------------------------------------------------------------------------------
Karen L. Dick-Cleland          782        *         782        0          *
----------------------------------------------------------------------------------
Kerry A. Fell                  782        *         782        0          *
----------------------------------------------------------------------------------
Stephen A. Fell                782        *         782        0          *
----------------------------------------------------------------------------------
Cleone E. Ferris               782        *         782        0          *
----------------------------------------------------------------------------------
Nicholas P. Ferris             782        *         782        0          *
----------------------------------------------------------------------------------
Nicola O. Ferris               782        *         782        0          *
----------------------------------------------------------------------------------
Peter E. L. Ferris             782        *         782        0          *
----------------------------------------------------------------------------------
Claire Y. Gaffney              782        *         782        0          *
----------------------------------------------------------------------------------
Emma L. Gavet                  782        *         782        0          *
----------------------------------------------------------------------------------
Alison C. Gavey                782        *         782        0          *
----------------------------------------------------------------------------------
David J. Gavey                 782        *         782        0          *
----------------------------------------------------------------------------------
Alva I. Gee                    782        *         782        0          *
----------------------------------------------------------------------------------
Ian B. Gee                     782        *         782        0          *
----------------------------------------------------------------------------------
Sandra Gee                     782        *         782        0          *
----------------------------------------------------------------------------------
Graham E. Hindle               782        *         782        0          *
----------------------------------------------------------------------------------
Susan P. Hindle                782        *         782        0          *
----------------------------------------------------------------------------------
Dianne Huddlestone             782        *         782        0          *
----------------------------------------------------------------------------------
Paul Huddlestone               782        *         782        0          *
----------------------------------------------------------------------------------
Benn M. Hunter                 782        *         782        0          *
----------------------------------------------------------------------------------
Lynda T. Hunter                782        *         782        0          *
----------------------------------------------------------------------------------
Albert Howard Jackson          782        *         782        0          *
----------------------------------------------------------------------------------
Caroline A. Jackson            782        *         782        0          *
----------------------------------------------------------------------------------
Elizabeth M. Jackson           782        *         782        0          *
----------------------------------------------------------------------------------
Nicholas H. Jackson            782        *         782        0          *
----------------------------------------------------------------------------------
Jeannine F. Jenkins            782        *         782        0          *
----------------------------------------------------------------------------------
Nicholas V. Jenkins            782        *         782        0          *
----------------------------------------------------------------------------------
John P. Jordan                 782        *         782        0          *
----------------------------------------------------------------------------------
Owen M. Keenan                 782        *         782        0          *
----------------------------------------------------------------------------------
Susan A. Keenan                782        *         782        0          *
----------------------------------------------------------------------------------
Roderick G. Keiller            782        *         782        0          *
----------------------------------------------------------------------------------
Anthony L. Krinks              782        *         782        0          *
----------------------------------------------------------------------------------
Geraldine V. Krinks            782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Alfred C. W. Laine             782        *         782        0          *
----------------------------------------------------------------------------------
Christine E. Laine             782        *         782        0          *
----------------------------------------------------------------------------------
Marc S. Laine                  782        *         782        0          *
----------------------------------------------------------------------------------
Nicola J. Laine                782        *         782        0          *
----------------------------------------------------------------------------------
David A. Larkin                782        *         782        0          *
----------------------------------------------------------------------------------
Christopher J. Le Tissier      782        *         782        0          *
----------------------------------------------------------------------------------
Peter Lynch                    782        *         782        0          *
----------------------------------------------------------------------------------
E. Tony Manning                782        *         782        0          *
----------------------------------------------------------------------------------
Kim J. Martin                  782        *         782        0          *
----------------------------------------------------------------------------------
Paul D. Martin                 782        *         782        0          *
----------------------------------------------------------------------------------
Therese P. Martin              782        *         782        0          *
----------------------------------------------------------------------------------
Rebecca Louise Massey          782        *         782        0          *
----------------------------------------------------------------------------------
Kim-Marie McDermott            782        *         782        0          *
----------------------------------------------------------------------------------
Richard J. McDermott           782        *         782        0          *
----------------------------------------------------------------------------------
Anthony R. Nutbrown            782        *         782        0          *
----------------------------------------------------------------------------------
Christopher A. Oliver          782        *         782        0          *
----------------------------------------------------------------------------------
Lawrence Pape                  782        *         782        0          *
----------------------------------------------------------------------------------
Patricia Pape                  782        *         782        0          *
----------------------------------------------------------------------------------
Caroline Patterson             782        *         782        0          *
----------------------------------------------------------------------------------
Matthew Patterson              782        *         782        0          *
----------------------------------------------------------------------------------
John H. Petit                  782        *         782        0          *
----------------------------------------------------------------------------------
Lynette Le Q. Petit            782        *         782        0          *
----------------------------------------------------------------------------------
Martin Petite                  782        *         782        0          *
----------------------------------------------------------------------------------
David Paul Redhead             782        *         782        0          *
----------------------------------------------------------------------------------
Lucette Redhead                782        *         782        0          *
----------------------------------------------------------------------------------
Helen Robinson                 782        *         782        0          *
----------------------------------------------------------------------------------
Paul Robinson                  782        *         782        0          *
----------------------------------------------------------------------------------
Dawn Scholes                   782        *         782        0          *
----------------------------------------------------------------------------------
Raymond Scholes                782        *         782        0          *
----------------------------------------------------------------------------------
Christopher N. Shaw            782        *         782        0          *
----------------------------------------------------------------------------------
Jason de B Sherwill            782        *         782        0          *
----------------------------------------------------------------------------------
Maxine L. Sherwill             782        *         782        0          *
----------------------------------------------------------------------------------
Graham Thoume                  782        *         782        0          *
----------------------------------------------------------------------------------
Karen Thoume                   782        *         782        0          *
----------------------------------------------------------------------------------
Barry Tough                    782        *         782        0          *
----------------------------------------------------------------------------------
Eileen R. Tough                782        *         782        0          *
----------------------------------------------------------------------------------
Jonathon E. Turner             782        *         782        0          *
----------------------------------------------------------------------------------
Suzanne D. M. Turner           782        *         782        0          *
----------------------------------------------------------------------------------
David Walker                   782        *         782        0          *
----------------------------------------------------------------------------------
Richard J. Walker              782        *         782        0          *
----------------------------------------------------------------------------------
Christine Wilson               782        *         782        0          *
----------------------------------------------------------------------------------
Christopher John Murray        782        *         782        0          *
----------------------------------------------------------------------------------
David R. Arch                  782        *         782        0          *
----------------------------------------------------------------------------------
Katherine Arch                 782        *         782        0          *
----------------------------------------------------------------------------------
Florence Parsons               782        *         782        0          *
----------------------------------------------------------------------------------
Herbert Parsons                782        *         782        0          *
----------------------------------------------------------------------------------
Davilynn O'Neill               782        *         782        0          *
----------------------------------------------------------------------------------
Jan S. Hudson                  782        *         782        0          *
----------------------------------------------------------------------------------
Michelle Moore                 782        *         782        0          *
----------------------------------------------------------------------------------
John M. Lawrence               782        *         782        0          *
----------------------------------------------------------------------------------
Lawrence John La Lone          782        *         782        0          *
----------------------------------------------------------------------------------
Malvin Chimombe                782        *         782        0          *
----------------------------------------------------------------------------------
Winston Walker                 782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Keesha Simone- Walker          782        *         782        0          *
----------------------------------------------------------------------------------
John Hermans                   782        *         782        0          *
----------------------------------------------------------------------------------
Anderson Cumberbatch           782        *         782        0          *
----------------------------------------------------------------------------------
Tanya Carey                    782        *         782        0          *
----------------------------------------------------------------------------------
Gregory D. Walker              782        *         782        0          *
----------------------------------------------------------------------------------
Angus Graeme Taylor            782        *         782        0          *
----------------------------------------------------------------------------------
Patricia Winter                782        *         782        0          *
----------------------------------------------------------------------------------
Mathew Gallupe                 782        *         782        0          *
----------------------------------------------------------------------------------
Esther Odagaki                 782        *         782        0          *
----------------------------------------------------------------------------------
Michael Schultz                782        *         782        0          *
----------------------------------------------------------------------------------
Sherry Anne Mitchell           782        *         782        0          *
----------------------------------------------------------------------------------
Wilhelmina Hoeflich            782        *         782        0          *
----------------------------------------------------------------------------------
Patrice T. Goldberg            782        *         782        0          *
----------------------------------------------------------------------------------
Jo-Anne Van Draanen            782        *         782        0          *
----------------------------------------------------------------------------------
Christiaan Hiesey              782        *         782        0          *
----------------------------------------------------------------------------------
Mona Pauline Neufeld           782        *         782        0          *
----------------------------------------------------------------------------------
Tracey Gilmore                 782        *         782        0          *
----------------------------------------------------------------------------------
Felicia Pedersen               782        *         782        0          *
----------------------------------------------------------------------------------
Alexis Marie Edouard Andre     782        *         782        0          *
----------------------------------------------------------------------------------
Naud Sabine                    782        *         782        0          *
----------------------------------------------------------------------------------
Robert Sandrin                 782        *         782        0          *
----------------------------------------------------------------------------------
Katrine Burnie                 782        *         782        0          *
----------------------------------------------------------------------------------
Neil Burnie                    782        *         782        0          *
----------------------------------------------------------------------------------
Laurence Fox                   782        *         782        0          *
----------------------------------------------------------------------------------
Kathryn Fox                    782        *         782        0          *
----------------------------------------------------------------------------------
Peter A. Murdoch-Muirhead      782        *         782        0          *
----------------------------------------------------------------------------------
Justin Heath Carruthers        782        *         782        0          *
----------------------------------------------------------------------------------
Karen Thompson                 782        *         782        0          *
----------------------------------------------------------------------------------
Irene Fondas                   782        *         782        0          *
----------------------------------------------------------------------------------
Evangelos Fondas               782        *         782        0          *
----------------------------------------------------------------------------------
Nickolas Fondas                782        *         782        0          *
----------------------------------------------------------------------------------
Rose  Aline Fondas             782        *         782        0          *
----------------------------------------------------------------------------------
Wendy Murdoch-Muirhead         782        *         782        0          *
----------------------------------------------------------------------------------
Micelle Sakamato               782        *         782        0          *
----------------------------------------------------------------------------------
Andrew Elder                   782        *         782        0          *
----------------------------------------------------------------------------------
Mark Hoeflich                  782        *         782        0          *
----------------------------------------------------------------------------------
Heather Findlay                782        *         782        0          *
----------------------------------------------------------------------------------
George Findlay                 782        *         782        0          *
----------------------------------------------------------------------------------
Catherine MacFadyen            782        *         782        0          *
----------------------------------------------------------------------------------
Wanda Parsons                  782        *         782        0          *
----------------------------------------------------------------------------------
Ken Priestman                  782        *         782        0          *
----------------------------------------------------------------------------------
Elizabeth M. Priestman         782        *         782        0          *
----------------------------------------------------------------------------------
Valerie J. Payne               782        *         782        0          *
----------------------------------------------------------------------------------
Carl Tafel                     782        *         782        0          *
----------------------------------------------------------------------------------
Nicole C. Sakmoto              782        *         782        0          *
----------------------------------------------------------------------------------
Madeleine Czigler              782        *         782        0          *
----------------------------------------------------------------------------------
Ruth Gardner                   782        *         782        0          *
----------------------------------------------------------------------------------
April Debruin                  782        *         782        0          *
----------------------------------------------------------------------------------
Pamela Taylor                  782        *         782        0          *
----------------------------------------------------------------------------------
Carolyn Kozole                 782        *         782        0          *
----------------------------------------------------------------------------------
Teresa Malott                  782        *         782        0          *
----------------------------------------------------------------------------------
Megan Sloan                    782        *         782        0          *
----------------------------------------------------------------------------------
Catherine A. Pyatt             782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Nancy Grenier                  782        *         782        0          *
----------------------------------------------------------------------------------
Richard Winter                 782        *         782        0          *
----------------------------------------------------------------------------------
June Richardson                782        *         782        0          *
----------------------------------------------------------------------------------
Vincent Carlucci               782        *         782        0          *
----------------------------------------------------------------------------------
Janet V. Hebbes                782        *         782        0          *
----------------------------------------------------------------------------------
Colleen S. Bleasdell           782        *         782        0          *
----------------------------------------------------------------------------------
Victor George Kobina Dei       782        *         782        0          *
----------------------------------------------------------------------------------
Elizabeth Roeder               782        *         782        0          *
----------------------------------------------------------------------------------
Charles Ryan Corrigan          782        *         782        0          *
----------------------------------------------------------------------------------
Teresa Misue Corrigan          782        *         782        0          *
----------------------------------------------------------------------------------
Charles J. Corrigan            782        *         782        0          *
----------------------------------------------------------------------------------
Diane L. Strype                782        *         782        0          *
----------------------------------------------------------------------------------
Richard B. Strype              782        *         782        0          *
----------------------------------------------------------------------------------
Brian D. Malott                782        *         782        0          *
----------------------------------------------------------------------------------
Michael M. Malott              782        *         782        0          *
----------------------------------------------------------------------------------
Erin Sloan                     782        *         782        0          *
----------------------------------------------------------------------------------
Tara Sloan                     782        *         782        0          *
----------------------------------------------------------------------------------
Nadica A. Sloan                782        *         782        0          *
----------------------------------------------------------------------------------
Ron Millman                    782        *         782        0          *
----------------------------------------------------------------------------------
James W. Sloan                 782        *         782        0          *
----------------------------------------------------------------------------------
Toshiyuki Sakamoto             782        *         782        0          *
----------------------------------------------------------------------------------
Steven John Clow               782        *         782        0          *
----------------------------------------------------------------------------------
Jennifer Elizabeth Jean Pyatt  782        *         782        0          *
----------------------------------------------------------------------------------
John B. R. Stoddart            782        *         782        0          *
----------------------------------------------------------------------------------
Trudi Johnston                 782        *         782        0          *
----------------------------------------------------------------------------------
David Schultz                  782        *         782        0          *
----------------------------------------------------------------------------------
William Matthew Pyatt          782        *         782        0          *
----------------------------------------------------------------------------------
Jackie Gardner                 782        *         782        0          *
----------------------------------------------------------------------------------
Yolanda Pandolfo               782        *         782        0          *
----------------------------------------------------------------------------------
John Baker                     782        *         782        0          *
----------------------------------------------------------------------------------
John A. Macfadyen              782        *         782        0          *
----------------------------------------------------------------------------------
Gloria June Taylor             782        *         782        0          *
----------------------------------------------------------------------------------
Mohamad H. Khorshid            782        *         782        0          *
----------------------------------------------------------------------------------
Sheila Brennan                 782        *         782        0          *
----------------------------------------------------------------------------------
Patricia Lurie                 782        *         782        0          *
----------------------------------------------------------------------------------
Peter Hartmuth                 782        *         782        0          *
----------------------------------------------------------------------------------
Joanne Hopper  Houston         782        *         782        0          *
----------------------------------------------------------------------------------
Garry M. Markham               782        *         782        0          *
----------------------------------------------------------------------------------
Craig Steven Massey            782        *         782        0          *
----------------------------------------------------------------------------------
Margaret Sandrin               782        *         782        0          *
----------------------------------------------------------------------------------
Norman G. Long                 782        *         782        0          *
----------------------------------------------------------------------------------
Vanessa J. Cooper              782        *         782        0          *
----------------------------------------------------------------------------------
Simon Michael Burroughs        782        *         782        0          *
----------------------------------------------------------------------------------
Joyce Gawne                    782        *         782        0          *
----------------------------------------------------------------------------------
Allen Gawne                    782        *         782        0          *
----------------------------------------------------------------------------------
Scott A. Christian             782        *         782        0          *
----------------------------------------------------------------------------------
Joanne C. Christian            782        *         782        0          *
----------------------------------------------------------------------------------
William Darren Redford Horrox  782        *         782        0          *
----------------------------------------------------------------------------------
Sarah Rachel Horrox            782        *         782        0          *
----------------------------------------------------------------------------------
David Thomas Alderdice         782        *         782        0          *
----------------------------------------------------------------------------------
Donna Cousins                  782        *         782        0          *
----------------------------------------------------------------------------------
Molloy Stuart                  782        *         782        0          *
----------------------------------------------------------------------------------
Una McBride                    782        *         782        0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Neil Dignam                    782        *         782        0          *
----------------------------------------------------------------------------------
Shea T. Richardson             782        *         782        0          *
----------------------------------------------------------------------------------
William R Pyatt                782        *         782        0          *
----------------------------------------------------------------------------------
Robert J. Kirkland          25,000        *       25,000       0          *
----------------------------------------------------------------------------------
Namtor BVC LP               33,500        *       33,500       0          *
----------------------------------------------------------------------------------
William Rosen               30,000        *       30,000       0          *
----------------------------------------------------------------------------------
Luciano Bruno                7,000        *        7,000       0          *
----------------------------------------------------------------------------------
Deborah Tekdogan             8,861        *        8,861       0          *
----------------------------------------------------------------------------------
Matthew Hayden              25,000        *       25,000       0          *
----------------------------------------------------------------------------------
Mary Beth Shea              25,000        *       25,000       0          *
----------------------------------------------------------------------------------
Stephen S. Taylor, Jr.
  - Roth IRA               100,000      1.43%    100,000       0          *
----------------------------------------------------------------------------------
Stephen S. Taylor, Jr.     100,000      1.43%    100,000       0          *
----------------------------------------------------------------------------------
Heller Capital
   Investments, LLC         66,500        *       66,500       0          *
----------------------------------------------------------------------------------
David Ofman                 26,667        *       26,667       0          *
----------------------------------------------------------------------------------
Stephen S. Taylor           14,000        *       14,000       0          *
----------------------------------------------------------------------------------
David S. Nagelberg CGM IRA  83,500      1.19%     83,500       0          *
----------------------------------------------------------------------------------
Gilford Energy, Inc.        33,334        *       33,334       0          *
----------------------------------------------------------------------------------
GT Investments, LLC         17,722        *       17,722       0          *
----------------------------------------------------------------------------------
Thomas Nolan                17,722        *       17,722       0          *
----------------------------------------------------------------------------------
Merry Carnell               25,000        *       25,000       0          *
----------------------------------------------------------------------------------
David Spinney               83,334      1.19%     83,334       0          *
----------------------------------------------------------------------------------
Ralph Steffen                8,867        *        8,867       0          *
----------------------------------------------------------------------------------
Robert Stendel               5,000        *        5,000       0          *
----------------------------------------------------------------------------------
John Hartford                6,000        *        6,000       0          *
----------------------------------------------------------------------------------
Centaur Value Fund, LP     173,334      2.48%    173,334       0          *
----------------------------------------------------------------------------------
United Centuar Master Fund 160,000      2.28%    160,000       0          *
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
TOTALS                   1,437,407             1,437,407
----------------------------------------------------------------------------------

* Less than 1%.

# Based upon 7,003,033 ordinary shares outstanding as of April 23, 2008.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We acquired Aegean Earth S.A. pursuant to an Acquisition Agreement dated as of February 29, 2008 by and among us, Aegean Earth S.A., and Joseph Clancy and Konstantinos Polites. At the time of the acquisition, Mr. Clancy was a controlling shareholder and a Manager of Aegean Earth S.A. and pursuant to the terms of the acquisition agreement, Mr. Clancy received 250,000 ordinary shares in exchange for his capital stock of Aegean Earth S.A. In April 2008, Mr. Clancy transferred 83,333 ordinary shares to PrimeLife Holdings, Ltd. Mr. Clancy is one of our directors and he is also the Manager of Aegean Earth S.A.

      Access America Fund ("AAF") previously agreed to make loans to us up to $500,000. In November 2007, AAF loaned us $300,000, which are evidenced by promissory notes issued by us to AAF. We used the loans to provide working capital to Aegean Earth S.A. prior to the acquisition. The notes bear interest at the rate of 6% per annum, are payable on demand, and may be converted at any time and from time to time by the holder into an aggregate of approximately 2,500,000 ordinary shares. On April 21, 2008, these Notes were converted into 2,500,000 ordinary shares of the Company. Access America Investments LLC ("AAI") is the general manager of AAF. Mr. Frank DeLape, our Executive Chairman and a director is the Chairman of AAI and he is also the Chairman of Benchmark Equity Group which owns 41.7% of AAI. Joseph Rozelle, who was our Chief Financial Officer and a director at the time the loans were made is the Chief Financial Officer of AAI.

                    DESCRIPTION OF SECURITIES
Overview

      We  are  authorized  to issue 78,125,000  ordinary  shares,
$0.00064 par value per share and 20,000,000 "blank check" preference shares, $0.00064 par value per share ("Preference Shares"). We have designated 5,000,000 shares of our Preference Shares as Series A Preference Shares. In December 2007, we amended our Memorandum and Articles of Association to effect a share split to increase our authorized share capital. As a result of the share split, our authorized share capital was increased from 50,000,000 ordinary shares and 1,000,000
Preference Shares to 78,125,000 ordinary shares and 20,000,000 Preference Shares. In addition, as a result of the split, our outstanding ordinary shares increased from 1,281,500 ordinary shares immediately prior to the share split to 2,002,691 ordinary shares immediately after the share split. We did not have any Preference Shares outstanding at the time of the share split. As of April 23, 2008, we had 7,003,033 ordinary shares issued and outstanding and 2,000,342 Series A Preference Shares issued and outstanding.

Ordinary Shares

      Holders of our ordinary shares are entitled to one (1) vote for each ordinary share held at all meetings of shareholders (and written actions in lieu of meetings). Dividends may be declared and paid on our ordinary shares from funds lawfully available therefore as, if and when determined by our board of directors and subject to any preferential rights of any then outstanding Preference Shares. We currently do not intend to pay cash dividends on our ordinary shares. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of our company, holders of ordinary shares will be entitled to receive all of our assets available for distribution to shareholders, subject to any preferential rights of any then outstanding Preference Shares. Our ordinary shares are not redeemable.

Preference Shares

      Our board of directors is authorized to issue from time to time, subject to any limitation prescribed by law, without further shareholder approval, up to 20 million Preference Shares in one or more series. Preference shares will have such designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

Series A Preference Shares

      We have designated 5 million of our Preference Shares as Series A Preference Shares. The Series A Preference Shares rank senior as to the payment of dividends and in liquidation to the ordinary shares. The Series A Preference Shares have a stated value of $3.00 per share, which is subject to adjustment (the "Stated Value"). The Series A Preference Shares have the right to vote only with respect to matters relating to amendments of any of the preferences, rights or limitations of the Series A Preference Share or the issuance by the Company of Preference Shares having rights equal to and/or superior to the Series A Preference Shares.

      Each Series A Preference Share may be redeemed by us at our sole option at any time and from time to time commencing six months after the date of issuance (the "Redemption Date") at a redemption price equal to the sum of (i) the Stated Value, and
(ii) all accrued but unpaid dividends thereon.

      Unredeemed Series A Preference Shares are eligible to be converted into ordinary shares (the "Conversion Shares") at the then applicable Conversion Ratio (as defined below) thirty months after the date of issuance. Each Series A Preference Share is convertible into six (6) ordinary shares (the "Conversion Ratio"), with each date of conversion being referred to as the "Conversion Date". Upon conversion, all accrued and unpaid (undeclared) dividends on the Series A Preference Shares through the Conversion Date shall be paid in additional ordinary shares as if such dividends had been paid in additional shares of Series A Preference Shares rounded up to the nearest whole number, and then automatically converted into additional ordinary shares at the then applicable Conversion Ratio. The Conversion Ratio is subject to adjustment in the event of share splits, share dividends, combinations, reclassifications and the like and to weighted average anti-dilution protection for sales of ordinary shares at a purchase price below $0.50 per share.

     Each Series A Preference Share accrues dividends at the rate of six (6%) percent per annum of the Stated Value ($0.18 per share per annum) and is payable on the Redemption Date. Dividends payable will be prorated from the date each Series A Preference Share was issued based on the number of days each such Series A Preference Share was outstanding. Dividends on the Series A Preference Shares are cumulative. No dividends or other distributions may be paid or otherwise made with respect to the ordinary shares and no ordinary shares may be repurchased by the Company during any fiscal year of the Company until dividends on the Series A Preference Shares have been declared, paid or set apart during that fiscal year. In addition, the Company reserves the right to declare and pay optional dividends to the holders of Series A Preference Shares in such amounts, form (securities and/or cash) and at such time as determined by the Company' s Board of Directors.

     The Series A Preference Shares have a liquidation preference over the ordinary shares equal to the then stated value, plus all accrued but unpaid dividends.

Anti-Dilution Protection

      Holders of our Series A Preference Shares have certain anti-dilution protections, pursuant to which, the price at which they may convert their Series A Preference Shares shall be adjusted in the event we: (i) effect a forward or reverse split of our ordinary shares; (ii) declare a dividend on our ordinary shares payable in additional ordinary shares or securities other than ordinary shares; (iii) reclassify or recapitalize our ordinary shares; (iv) merger or consolidate with another corporation; and
(v) sell additional ordinary shares, subject to limitations, at a price below the then current conversion price of the Series A Preference Shares. In the event we take an action that triggers the anti-dilution protection, in addition to adjusting the
conversion   price  then  in  effect,  we  shall  also   make   a
corresponding proportionate adjustment to the number of ordinary shares issuable upon conversion of each Series A Preference Share.

Registration Rights

       In connection with our private offering of units of Series A Preference Shares and ordinary shares, we granted to the purchasers thereof "piggy-back" registration rights. As long as no less than 30% of the ordinary shares included in the units remain issued and outstanding, and provided that such ordinary shares have not previously been registered for re-sale or are eligible for sale pursuant to Rule 144, the holders of such ordinary shares have the right to have such ordinary shares included in a registration statement that we file under the Securities Act.

Listing

     Our ordinary shares are not listed on any securities exchange and are not quoted on any over-the-counter market.


Limitation of Liability and Indemnification of Officers and Directors

      Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

Securities Eligible for Future Sale

      We have 7,003,033 ordinary shares outstanding. Of these shares, the 1,437,407 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,565,626 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Rule 144 is unavailable for the resale of restricted securities initially issued by a "blank-check" or "shell" company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities will not be eligible for resale under Rule 144 until one year after we have filed Form 10 information with the SEC reflecting that we are no longer a "blank-check" or "shell" company. Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions, volume limitations and notice requirements.


PLAN OF DISTRIBUTION

      No market currently exists for our ordinary shares. The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered by this prospectus in private transactions at a price of $3.00 per share. If our shares are quoted on the Over-the-Counter Bulletin Board, or become listed on any other exchange, the selling shareholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The selling shareholders may use any one or more of the following methods when selling ordinary shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     * an exchange distribution in accordance with the rules of the applicable exchange;

     *  privately negotiated transactions;

     * settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

     * broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     *  a combination of any such methods of sale; or

     *  any other method permitted pursuant to  applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling shareholders may arrange for other brokers/dealers to participate in sales. Broker-dealers may receive commissions from the selling shareholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions to exceed what is customary in the types of transactions involved.

      The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

      The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares may be deemed "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the ordinary shares.

      In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.


      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.



                          LEGAL MATTERS

The validity of our ordinary shares being offered by this prospectus are being passed upon for us by Stuarts Walker Hersant
Attorneys-at-Law.


                             EXPERTS

The   financial  statements  of  the  Company  included  in   the
prospectus have been audited by PMB Helin Donovan LLP and the financial statements of Aegean Earth S.A. included in the prospectus have been audited by Baker Tilly Hellas AE, each an independent registered public accounting firm, to the extent and for the periods set forth in their respective reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.


               WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the Securities and Exchange Commission's ("SEC") Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

      We filed with the SEC a registration statement on Form S-1under the Securities Act for the ordinary to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the ordinary shares and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, NE, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   Index to Financial Statements


Aegean Earth and Marine Corporation (formerly Tiger Growth Corporation)

Audited Financial Statements


Report of Independent Registered Public Accounting Firm..............F-2

Balance Sheets as of December 31, 2007 and 2006......................F-3

Statements of Operations for the year ended December 31, 2007, the period March 10, 2006 (date of inception) through December
  31, 2006 and the cumulative period March 10, 2006 (date of inception) through December 31, 2007...............................F-4

Statement of Shareholders' Equity (Deficit) for the year ended
  December 31, 2007, the period March 10, 2006 (date of inception) through December 31, 2006 and the cumulative period March 10,
  2006 (date of inception) through December 31, 2007.................F-5

Statements of Cash Flows for the year ended December 31, 2007 and the period March 10, 2006 (date of inception) through
  December 31, 2006  and the cumulative period March 10, 2006
  (date of inception) through December 31, 2007......................F-6

Notes to Financial Statements........................................F-7

Aegean Earth S.A.

Audited Financial Statements


Report of Independent Registered Public Accounting Firm..............F-11

Balance Sheet as of December 31, 2007................................F-12

Statement of Operations for the period July 12, 2007 (date of inception) through December 31, 2007.................................F-13

Statement of Shareholders' Equity for the period July 12, 2007
(date of inception) through December 31, 2007........................F-14

Statement of Cash Flows for the period July 12, 2007 (date of inception) through December 31, 2007.................................F-15

Notes to Financial Statements........................................F-16

Pro forma information for the Company reflecting the acquisition of Aegean Earth S.A, has not been provided because, historically the Company has had no operations and, therefore, a pro forma presentation of the Company's financial information would for the most part be a presentation of
Aegean  Earth  S.A.'s financial  statements.   Further, the
Company believes that given the limited operating history of Aegean Earth S.A. and the Company's lack of operations prior to its acquisition, a pro-forma presentation of the Company's financial statements would provide little information to investors and could potentially be misleading.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Aegean Earth and Marine Corporation (formerly Tiger Growth Corporation):

We have audited the accompanying balance sheets of Aegean Earth and Marine Corporation (the "Company" - formerly Tiger Growth Corporation) (a development stage company) as of December 31, 2007 and 2006, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 2007, the period from inception (March 10, 2006) through December 31, 2006, and the cumulative period from inception (March 10, 2006) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aegean Earth and Marine Corporation as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007, the period from inception (March 10, 2006) through December 31, 2006, and the cumulative period from inception (March 10, 2006) through December 31, 2007, in conformity with generally accepted accounting principles in the United States of America.

As discussed in note 11 to the financial statements, the Company acquired Aegean Earth, S.A. (a Greek Company) in 2008 and raised approximately $6.0 million in a private placement transaction in 2008.

The accumulated deficit during the development stage for the period from date of inception through December 31, 2007 is $123,280.

PMB Helin Donovan, LLP

/s/ PMB Helin Donovan, LLP
--------------------------

April 16, 2008, except as to Note 11 as to which the date is April 21, 2008 Houston, Texas

               Aegean Earth and Marine Corporation
               (formerly Tiger Growth Corporation
                  (A Development Stage Company)
                         Balance Sheets

                                                 December 31,   December 31,
                                                     2007           2006
                                                 -----------    -----------
ASSETS


CURRENT ASSETS
   Cash and cash equivalents                     $   152,789    $    35,972
   Short-term notes receivable - affiliate            85,025             --
   Interest receivable                                   111             --
                                                 -----------    -----------
       Total assets                              $   237,925    $    35,972
                                                 ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Payable to affiliate                          $     6,497    $     6,754
   Accounts payable                                    4,448          7,730
   Interest payable                                    2,910             --
   Short-term note payable - affiliate               300,000             --
                                                 -----------    -----------

       Total current liabilities                     313,855         14,484
                                                 -----------    -----------

Commitments and Contingencies (Note 10)                   --             --
                                                 -----------    -----------
SHAREHOLDERS' EQUITY (DEFICIT)
   Preference shares, $0.00064 par value, 20,000,000
     shares authorized, none issued and outstanding       --             --
   Ordinary shares, $.000064 par value; 78,125,000
     shares authorized; 2,002,691 issued and
     outstanding as of December 31, 2007 and 2006      1,282          1,282
   Additional paid in capital                         46,068         46,068
   Deficit accumulated during development stage     (123,280)       (25,862)
                                                 -----------    -----------
       Total shareholders' equity (deficit)          (75,930)        21,488
                                                 -----------    -----------
       Total liabilities and shareholders' equity
          (deficit)                              $   237,925    $    35,972
                                                 ===========    ===========

The accompanying notes are an integral part of these financial statements.

               Aegean Earth and Marine Corporation
               (formerly Tiger Growth Corporation)
                  (A Development Stage Company)
                    Statements of Operations

                                                            Period of inception    Cumulative During
                                                              (March 10, 2006)     Development Stage
                                          Year Ended         through December      (March 10, 2006 to
                                       December 31, 2007        31, 2006           December 31, 2007)
                                       -----------------    -------------------    ------------------

Revenues                               $              --    $                --    $               --
                                       -----------------    -------------------    ------------------
Expenses
   Formation, general and
     administrative expenses                      94,135                 26,374               120,509
                                       -----------------    -------------------    ------------------
         Total operating expenses                 94,135                 26,374               120,509
                                       -----------------    -------------------    ------------------

         Operating loss                          (94,135)              (26,374)              (120,509)
                                       -----------------    -------------------    ------------------
   Other income (expense)
     Interest, dividend and other
      income (expense)                            (3,283)                  512                 (2,771)
                                       -----------------    -------------------    ------------------
   Total other income (expense)                   (3,283)                  512                 (2,771)
                                       -----------------    -------------------    ------------------

         Net loss                      $         (97,418)              (25,862)    $         (123,280)
                                       =================    ==================     ==================
Basic and diluted loss per share       $           (0.05)   $            (0.01)
                                       =================    ==================
Weighted average ordinary shares
  outstanding - basic and diluted              2,002,691             1,917,766
                                       =================    ==================


 The accompanying notes are an integral part of these financial statements.

                       Aegean Earth and Marine Corporation
                       (formerly Tiger Growth Corporation)
                          (A Development Stage Company)
                   Statement of Shareholders' Equity (Deficit)
For the period from March 10, 2006 (Date of Inception) to December 31, 2007


                                                                                              Deficit
                                                                                            Accumulated
                                                                               Additional   during the
                                  Preferred Stock          Common Stock         Paid In     Development
                                 Shares     Amount      Shares      Amount      Capital        Stage        Totals
                                --------  ----------  ----------  ----------  ------------  -----------  ------------
Founder shares issued
  on April 10, 2006                    -  $        -   1,640,625  $    1,050  $          -  $         -  $      1,050
Shares issued during 2006
  at $0.1279 per share                 -           -     362,066         232        46,068            -        46,300
Net loss                               -           -           -           -             -      (25,862)      (25,862)
                                --------  ----------  ----------  ----------  ------------  -----------  ------------
Balance as of December 31, 2006        -           -   2,002,691       1,282        46,068      (25,862)       21,488

Net loss                               -           -           -           -             -      (97,418)      (97,418)
                                --------  ----------  ----------  ----------  ------------  -----------  ------------
Balance as of December 31, 2007        -  $        -   2,002,691  $    1,282  $     46,068  $  (123,280) $    (75,930)
                                ========  ==========  ==========  ==========  ============  ===========  ============

The accompanying notes are an integral part of these financial statements.

               Aegean Earth and Marine Corporation
               (formerly Tiger Growth Corporation)
                  (A Development Stage Company)
                    Statements of Cash Flows

                                                                                             Cumulative During
                                                                      From Inception (March  Development Stage
                                                    Year Ended         10, 2006) through     (March 10, 2006 to
                                                 December 31, 2007     December 31, 2006     December 31, 2007)
                                                 -----------------     -----------------     -----------------
Cash flows from operating activities
  Net loss                                          $   (97,418)       $        (25,862)     $       (123,280)
  Adjustments to reconcile net loss to cash used
     in operating activities:
     Shares issued to Founder for payment of
       formation costs                                       --                   1,050                 1,050
     Changes in operating assets and liabilities
       Interest payable                                   2,910                                         2,910
       Interest receivable                                 (111)                                         (111)
       Payable to affiliate                                (257)                  6,754                 6,497
       Accounts payable                                  (3,282)                  7,730                 4,448
                                                 -----------------     -----------------     -----------------

Net cash used in operating activities                   (98,158)                (10,328)             (108,486)
                                                 -----------------     -----------------     -----------------
Cash flows from investing activities
  Notes receivable-affiliate                            (85,025)                     --               (85,025)
                                                 -----------------     -----------------     -----------------

Net cash used in investing activities                   (85,025)                     --               (85,025)
                                                 -----------------     -----------------     -----------------
Cash flows from financing activities
  Proceeds from issuance of ordinary shares                  --                  46,300                46,300
  Proceeds from note payable-affiliate                  300,000                      --               300,000
                                                 -----------------     -----------------     -----------------
Net cash provided by financing activities               300,000                  46,300               346,300
                                                 -----------------     -----------------     -----------------

Net increase in cash and cash equivalents               116,817                  35,972               152,789
                                                 -----------------     -----------------     -----------------

Cash and cash equivalents at beginning of the period     35,972                      --                    --
                                                 -----------------     -----------------     -----------------
Cash and cash equivalents at end of the period      $   152,789        $         35,972      $        152,789
                                                 =================     =================     =================
Supplemental disclosures of cash flow information:
  Interest paid                                     $         -        $              -      $              -
                                                 =================     =================     =================
  Income taxes paid                                 $         -        $              -      $              -
                                                 ==================    =================     =================

The accompanying notes are an integral part of these financial statements.

                 NOTES TO FINANCIAL STATEMENTS
                       December 31, 2007

NOTE 1 - Organization, Business and Operations

On March 10, 2006, Aegean Earth and Marine Corporation and Subsidiaries, formerly Tiger Growth Corporation (the "Company"), was formed in the Cayman Islands with the objective to acquire, or merge with, a foreign operating business.

At December 31, 2007, the Company had not yet commenced operations. Expenses incurred from inception through December 31, 2007 relate to the Company's formation and general and administrative activities to prepare for a potential acquisition. The Company selected December 31 as its fiscal year-end.

The Company, based on its proposed business activities, was a "blank check" company as of December 31, 2007. The Securities and Exchange Commission defines such a company as "a development stage company" as it either has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and has issued `penny stock,' as defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination with an operating entity.

On  February 29, 2008, the Company acquired Aegean Earth, S.A.
for  500,000 ordinary shares of the Company.  (See Note  11  -
Subsequent Events).

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United State of America, whereby revenues are recognized in the period earned and expenses when incurred. The Company also follows Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Enterprises" in preparing its financial statements.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments (i.e., investments which, when purchased, have original maturities of three months or less) to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Ordinary Share

Basic loss per ordinary share is based on the weighted effect of ordinary shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per ordinary share is calculated by dividing net loss by the weighted average number of ordinary shares used in the basic loss per share calculation plus the number of ordinary shares that would be issued assuming exercise or conversion of all potentially dilutive ordinary shares outstanding. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.

At  December 31, 2007,  there   were  2,500,000    potentially
dilutive ordinary shares outstanding based on the potential conversion of the note payable (See Note 6).

On  January  8,  2008, the Company divided and  increased  the authorized ordinary share capital of the Company from 50,000,000 Ordinary Shares of $0.001 par value each to 78,125,000 Ordinary Shares of 0.00064 par value each by the division (split) of 50,000,000 Ordinary Shares of US$0.001 par value each into 78,125,000 Ordinary Shares of US$0.00064 par value each. This resulted in every shareholder as of January 8, 2008 receiving 100 Ordinary shares for every 64 Ordinary shares previously held. This was treated as a stock split for U.S. GAAP purposes, and all share and per share data is presented as if the division took place as of the date of inception, March 10, 2006. On January 8, 2008, the Company also divided and increased the authorized preference share capital of the Company from 1,000,000 Preference Shares of $0.001 par value each to 20,000,000 Preference Shares of $0.00064 par value by the division of 1,000,000 Preference Shares of US$0.001 par value each into 1,562,500 Preference Shares of US$0.00064 par value each, and the authorization of an additional 18,437,500 Preference Shares with a par value of US$0.00064 each.

Income Taxes

Aegean Earth and Marine Corporation was registered as an Exempted Company in the Cayman Islands, and therefore, is not subject to Cayman Island income taxes for 20 years from the Date of Inception. While the Company has no intention of conducting any business activities in the United States, the Company would be subject to United States income taxes based on such activities that would occur in the United States.

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, a note receivable from an affiliate, payables to an affiliate, and a note payable to an affiliate. The fair value of cash and cash equivalents approximates the recorded amounts because of the liquidity and short-term nature of these items. The fair value of the note receivable, and payable to an affiliate, and note payable approximate the recorded amounts.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations - Revised 2007. SFAS 141 R provides guidance on improving the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R applies to business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management is evaluating what effect the adoption of this pronouncement will have on its future financial statements, if any.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements that include an outstanding noncontrolling interest in one or more subsidiaries. SFAS 160 is effective for fiscal years, and the interim periods within those fiscal years, beginning on or after December 15, 2008. Management of the Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial statements.

NOTE 3 - Liquidity and Capital Resources

The Company has no revenues for the period from inception through December 31, 2007. On February 29, 2008, simultaneously with the acquisition of Aegean Earth S.A. for 500,000 Ordinary Shares, the Company raised $5.7 million in a private placement for a potential acquisition and for the operations of the Company. (See Note 11 - Subsequent Events). The Company believes that this will be sufficient for the next 12 months to achieve its business objectives. There can be no assurances that the Company will ever consummate another business combination; achieve or sustain profitability or positive cash flows from its operations, reduce expenses or sell additional ordinary shares.


NOTE 4 - Note Receivable - Affiliate

In December 2007, the Company entered into two notes receivable with Aegean Earth, S.A., a Greek Company, for $85,025. These notes bear interest at the rate of 6% per year and are payable on demand. These notes were written primarily to provide working capital to Aegean Earth S.A. prior to a contemplated acquisition of Aegean Earth S.A. and funding from additional investors. In February 29, 2008, the Company acquired all of the outstanding shares of Aegean Earth S.A. (See Note 11 - Subsequent Events).

NOTE 5 - Payable to Affiliate and Accounts Payable

The Company has a payable to affiliate of $6,497 to a Founder of the Company. The payable is non-interest bearing and payable on demand. The Company also has accounts payable related to the formation of the Company and general and administrative expenses for $4,448.

NOTE 6 - Note Payable - Affiliate

In November 2007, the Company entered into a Note Payable with Access America Fund, LP for $300,000 at an annual interest rate of 6%, payable on demand. To date, no demand has been made for the payment of these notes. These notes are convertible at the option of the holder at any time for 2,500,000 ordinary shares of the Company. Access America Fund, LP holds the majority of the shares in the Company.

NOTE 7 - Other Related Party Transactions

In November 2007, the Company reimbursed Access America Investments, LLC ("AAI") for $84,980 in due diligence related expenses that were incurred by AAI on behalf of the Company relating to the potential acquisition of Aegean Earth, S.A. (See Note 11 - Subsequent Events).

NOTE 8 - Ordinary Shares

On April 10, 2006, the Company was capitalized with 1,640,625 shares of its restricted ordinary shares issued at par value of $0.00064 per share, for consideration of $1,050 to its founding shareholders. These shares, along with a payable issued to the founder of $5,548, were the basis of the funding of the Company's $6,598 in formation costs. On May 31, 2006, the Company sold 277,610 shares of its restricted ordinary shares for $35,500. The restricted ordinary shares were sold to 355 offshore private investors pursuant to a Private Placement Offering in lots of 782 shares each at $0.1279 per share. On July 18, 2006, the Company sold an additional 84,456 shares of its restricted ordinary shares for $10,800. The restricted ordinary shares were sold to 108 offshore private investors pursuant to a Private Placement Offering in lots of 782 shares each at $0.1279 per share. No underwriting discounts or commissions were paid with respect to such sales.

NOTE 9 - Preference Shares

On December 31, 2007, the Company was authorized to issue 1,562,500 shares of preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2007, there were no preference shares issued or outstanding. In January 2008, the Company increased the number of authorized preference shares to 20 million, and designated 5,000,000 as Series A Preference Shares (See Note 11 - Subsequent Events).

NOTE 10 - Commitments and Contingencies

The Company may become subject to various claims and litigation. The Company vigorously defends its legal position when these matters arise. The Company is not a party to, nor the subject of, any material pending legal proceeding nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

NOTE 11 - Subsequent Events

On  January  8,  2008,  the Company amended  its  Articles  of
Association to increase its authorized share capital from 50,000,000 Ordinary Shares and 1,000,000 Preference Shares to 78,125,000 Ordinary Shares and 20,000,000 Preference Shares. In addition, our issued and outstanding Ordinary Shares increased from 1,281,500 Ordinary Shares immediately prior to the stock split to 2,002,691 Ordinary Shares immediately after the stock split. All share and per share data give effect to this split applied retroactively as if it occurred at the date of inception. The Company also changed its corporate name in January 2008 to Aegean Earth and Marine Corporation in anticipation of a proposed transaction.

On January 15, 2008, the Company designated 5 million of our Preference Shares as Series A Preference Shares. The Series A Preference Shares shall rank senior as to the payment of dividends and in liquidation as to the Ordinary Shares. The Series A Preference Shares have a stated value of $3.00 per share, which is subject to adjustment (the "Stated Value"). The Series A Preference Shares have the right to vote only with respect to matters relating to amendments of any of the preferences, rights or limitations of the Series A Preference Share or the issuance by the Company of Preference Shares having rights equal to and/or superior to the Series A Preference Shares.

On February 29, 2008, the Company acquired all of the outstanding capital stock of Aegean Earth, S.A., a company organized under the laws of Greece ("Aegean Earth"), from Joseph Clancy and Konstantinos Polites, the sole shareholders of Aegean Earth (the "Aegean Earth Shareholders") pursuant to an Acquisition Agreement dated as of February 29, 2008 for 500,000 of the Company's ordinary shares. Effective at the closing of the Acquisition (the "Acquisition Closing") (i) Aegean Earth became a wholly-owned subsidiary of the Company. The focus of Aegean Earth S.A. is to participate in the construction and development business for, among other projects, the direct contracting or joint venturing in the construction and development of real estate projects, roads, utility structures, commercial buildings, and other related facilities. Based on a prior transaction involving the sale of the Company's ordinary shares, the Company values the purchase at $50,000. The Company has not yet finalized its purchase price allocation of this transaction.

Simultaneously with the Acquisition Closing, the Company in a private offering made solely to accredited investors sold 1,908,675 ordinary shares and 1,908,675 Series A Preference Shares for aggregate gross proceeds of approximately $5,726,025. On April 8, 2008 the Company sold an additional 91,667 Ordinary Shares and 91,667 Series A Preference Shares for aggregate gross proceeds of approximately $275,001.

On April 21, 2008, the  note payable  of $300,000  due  to Access
America Fund, LP (See Note 6 - Note Payable - Affiliate) plus accrued interest was converted to 2,500,000 ordinary shares of the Company.

                       AEGEAN EARTH S.A.
    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Aegean Earth S.A. (the Company) (a development stage company) as of December 31, 2007, and the related statements of operations, shareholders' equity, and cash flows for the period from inception (July 12, 2007) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aegean Earth S.A. as of December 31, 2007, and the results of its operations and its cash flows for the period from inception (July 12, 2007) through December 31, 2007, in conformity with generally accepted accounting principles in the United States of America.

The accumulated deficit during the development stage for the period from date of inception through December 31, 2007 is $122,670.

                    Athens, March 13, 2008



                  /s/ BAKER TILLY HELLAS AE
                  ---------------------------
                      BAKER TILLY HELLAS AE

                      AEGEAN EARTH S.A.
                       BALANCE SHEETS
                         (Audited)

                                                 December  31, 2007
                                                 ------------------
                     ASSETS

CURRENT ASSETS
  Cash And Cash Equivalents                      $           90,901
  Other Receivables                                           4,456
                                                 ------------------

     Total Assets                                $           95,357
                                                 ==================


        LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Short Term Loans (Note 4)                      $           85,181
  Tax Liabilities                                             2,197
  Other Creditors (Note 4)                                   45,460
  Deferred Income & Accruals                                  1,899
                                                 ------------------

     Total Current Liabilities                              134,737
                                                 ------------------

Commitments and Contingencies                                     -
                                                 ------------------

               SHAREHOLDERS' EQUITY

Common Stock Issued At Par (Ordinary shares,
  [Euro]10 par value; 6000 shares authorized
  and issued) (Note 5)                                       82,728
    Additional Paid-In Capital                                    -
    Retained Earnings (Accumulated Deficit)                (122,670)
    Currency Translation Adjustment                             562
                                                 ------------------
     Total Shareholders' Equity                             (39,380)
                                                 ------------------
     Total Liabilities And Shareholders' Equity  $           95,357
                                                 ==================


The accompanying notes are an integral part of these financial statements.

                       AEGEAN EARTH S.A.
                   STATEMENT OF OPERATIONS
                           (Audited)

                                             Cumulative from Inception
                                                (July 12, 2007) to
                                                 December 31, 2007
                                                 -----------------

Revenues                                         $               -

Expenses
  Formation & Other Costs (Note 5)                          16,055
  Professional Fees (Note 4)                               105,659
  Office and General Administration                            127
  Miscellaneous Expenses                                       673
                                                 -----------------
    Total Operating Expenses                               122,514
                                                 -----------------

    Operating Loss                                        (122,514)

Other Expense
  Interest Expense                                             156
                                                 -----------------

    Total Other Expense                                        156
                                                 -----------------

    Net Loss                                     $        (122,670)
                                                 =================

Basic and Diluted Loss per Share                 $          (20.45)
                                                 =================

Weighted Average Ordinary Shares Outstanding
  -  Basic and Diluted                                       6,000
                                                 =================


The accompanying notes are an integral part of these financial statements.

                        AEGEAN EARTH S.A.
          STATEMENT OF CHANGES IN SHAREHOLDER EQUITY
      FOR THE PERIOD FROM JULY 12, 2007 (DATE OF INCEPTION)
                      TO DECEMBER 31, 2007
                            (Audited)

                                                                                 Additional                Currency
                                          Preferred Stock      Common Stock       Paid In      Deficit    Translation
                                         Shares     Amount    Shares    Amount    Capital    Accumulated   Adjustment   Totals
                                        --------   --------  --------  --------  ----------  -----------  -----------  ---------
Founder Shares Issued on July 12, 2007         -   $      -     6,000  $ 82,728   $       -  $         -  $         -  $  82,728
Net Loss for the Period                        -          -         -         -           -     (122,670)           -   (122,670)
Currency Translation Adjustment                -          -         -         -           -            -          562        562
                                        --------   --------  --------  --------  ----------  -----------  -----------  ---------

Balance as of December 31, 2007                -   $      -     6,000  $ 82,728  $        -  $  (122,670) $       562  $ (39,380)
                                        ========   ========  ========  ========  ==========  ===========  ===========  =========


The accompanying notes are an integral part of these financial statements.

                       AEGEAN EARTH S.A.
                   STATEMENT OF CASH FLOWS
                          (Audited)


                                             Cumulative from Inception
                                                (July 12, 2007) to
                                                 December 31, 2007
                                                 -----------------
Cash Flow from Operating Activities
  Net Loss                                       $        (122,670)
  Adjustments  to Reconcile Net Loss to
    Cash Used  in  Operating Activities
      Net (Increase)/Decrease in Working
        Capital                                             45,100
      Other Adjustments (net)                                  562
                                                 -----------------

Net Cash Used in Operating Activities                      (77,008)
                                                 -----------------

Cash Flows from Financing Activities
  Issuance of Company Stock                                 82,728
  Increase in Borrowing                                     85,181
                                                 -----------------

Net Cash Provided by Financing Activities                  167,909
                                                 -----------------

Net Increase in Cash                                        90,901
                                                 -----------------

Cash at the beginning of the period                              -

Cash at the end of the period                    $          90,901
                                                 =================

Supplemental Disclosures of Cash Flow
Information:

  Interest Paid                                  $               -
                                                 =================

  Income Taxes Paid                              $               -
                                                 =================


The accompanying notes are an integral part of these financial statements.

                        AEGEAN EARTH S.A.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2007
                            (Audited)


Note 1 - Organization, Business and Operations

On July 12, 2007, Aegean Earth S.A. (the "Company") was formed in the Hellenic Republic. The focus of the Company is on the construction and development business for the direct contracting or joint venturing with other contractors in the construction and development of real estate projects, roads, utility systems, habitable structures and other related facilities. The Company also intends to be active in oil and natural gas related construction. In addition to organic growth, the Company intends to attempt to acquire, via stock purchase or share exchange, interests in other companies that may be related to the construction sector. Since inception, the Company has been active establishing contracts in the Balkan states and in North Africa for the construction of multi family housing projects and oil and energy related pipeline and refining projects. These are currently in the early feasibility stages of development. The Company is also engaged in exploratory and informal business talks with construction companies in the Peloponnese area of Greece in the Ilias Prefecture for several construction projects ranging from reforestation to the construction of drainage and water flow diversions.

At December 31, 2007, the Company had not yet achieved any revenues or earnings. All activity from July 12, 2007, ("Date of Inception") through December 31, 2007 relates to the Company's formation and efforts to secure contracts and generate new business. The Company selected December 31 as its fiscal year-end.

The Company's principal business objective for the next 12 months and beyond will be to achieve short-term earnings and commence long-term growth potential through the completion of construction projects, acquisitions and investments in other companies. The Company will continue the analysis of new business opportunities, relevant to its core business, but without concern to any geographical restrictions. All efforts to grow externally through contractual undertakings or through further acquisitions will be undertaken by or under the supervision of the officers and directors of the Company.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America, whereby revenues are recognized in the period earned and expenses when incurred. The Company also follows Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development State Enterprises" in preparing its financial statements.

Foreign Currency Translations and Transactions

The Company maintains its books and accounting records in European Union Euro ("EUR"), being the functional currency. EUR, the local currency of the Hellenic Republic (Greece), is the primary currency of the economic environment in which the operations of the Company are conducted. The EUR is therefore considered as the "functional currency" of the Company.

The Company uses the "Current rate method" to translate its financial statements from EUR into U.S. Dollars, as required under the Statement of Financial Accounting Standard ("SFAS") No. 52, "Foreign Currency Translation" issued by the Financial Accounting Standard Board ("FASB"). The Company's assets and liabilities, except for the paid-up capital, are translated into U.S. Dollars using the rate of exchange prevailing at the balance sheet date. The paid-up capital is translated at the historical rate. Adjustments resulting from the translation of the Company's balance sheets from EUR into U.S. Dollars are recorded in shareholders' equity as part of accumulated comprehensive income. The statement of operations is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are reflected in the statement of operations for the reporting periods.

Statement of Cash Flows

For  purposes  of  the statement of cash flows, we  consider  all
highly   liquid  investments  (i.e.,  investments   which,   when
purchased, have original maturities of three months or less) to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Ordinary Share

Basic loss per ordinary share is based on the weighted effect of ordinary shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per ordinary share is calculated by dividing net loss by the weighted average number of ordinary shares used in the basic loss per share calculation plus the number of ordinary shares that would be issued assuming exercise or conversion of all potentially dilutive ordinary shares outstanding. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is anti dilutive.

At December 31, 2007, there were no potentially dilutive ordinary shares outstanding.


Income Taxes

Aegean Earth S.A. was registered as a Societe Anonyme (C Corporation) in the Hellenic Republic, and therefore, is subject to Greek income taxes commencing from the Date of Inception. The first tax year will end on December 31, 2008. The current corporate tax rate in Greece is 25%.

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

Fair Value of Financial Instruments

Our financial instruments consist of a short term loan from a foreign company. We believe the fair value of our payable reflects its carrying amount.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.


NOTE 3 - Liquidity and Capital Resources


     The Company has no revenues for the period from inception through December 31, 2007. The Company will work toward generating revenues through both internally generated projects and acquiring other companies. There can be no assurance that the Company will ever consummate the business combinations; achieve or sustain profitability or positive cash flows from its operations, reduce expenses or sell ordinary shares. To date, the Company has funded its formation activities and general and administrative expenses primarily through issuance of its ordinary shares and short term financing through a revolving line of credit.


NOTE 4 - Related Party Transactions

The Company has a loan outstanding, as evidenced by a promissory note, of $85,180.67 to Aegean Earth and Marine Corporation, a Cayman Island Corporation formerly known as Tiger Growth Corporation. The entire outstanding amount is due and payable by the Company to the Lender, at any time, immediately upon demand by Lender, in writing. Interest accrues on the outstanding unpaid principal balances at the rate of Six (6%) per annum and is payable upon the Company's payment of the principal amounts outstanding with respect to the advances. Since the share exchange with Aegean Earth & Marine Corporation, this will be treated as an intercompany payable (See Note 7).

The Company entered into a consulting agreement on July 30th, 2007 with Ergo Systems S.A. a U.S. Marshall Islands Corporation having as its representative in Greece Mr. Konstantinos Polites, a primary shareholder in the Company. Ergo Systems is advising the Company on the potential of any business combinations through direct investment by the Company and performs evaluation and feasibilities studies designed to determine potential future strategy for the activities of the Company in Greece and in other countries. The Company's accounts payable to Ergo Systems based on that agreement amounts to $39,952.79. All transactions with Ergo Systems were performed at arm's length, on normal commercial terms.

The  total  cost of consulting and professional fees provided  by
Ergo  Systems to the Company for the period of October 1st,  2007 to December 31, 2007 amounts to $82,750.79.

NOTE 5 - Ordinary Shares

On July 12, 2007, the Company was capitalized with 6,000 shares of its restricted ordinary nominal shares, issued at a par value of [Euro] 10 per share, for consideration of [Euro] 60,000
($82,728) to its founding shareholders. These shares were the basis of the funding of the Company's $16,055.35 in formation costs.

As of December 31 2007, Mr. Konstantinos Polites is the primary shareholder of Aegean Earth, holding 5,850 ordinary nominal shares (97.50%). Mr. Joseph Brandon Clancy holds 150 ordinary nominal shares (2.50%). Mssrs. Polites and Clancy are the National Representatives of Access America Investments, LLC for Greece and Cyprus. Access America Investments is the General Partner of Access America Fund (See Note 7).


NOTE 6 - Commitments and Contingencies

The Company, in the future, may possibly become subject to various claims and litigation. If so, the Company will vigorously defend its legal position should these matters arise. The Company is neither a party to, nor the subject of, any material pending legal proceeding nor, to the knowledge of the Company, are there any legal proceedings threatened against the Company.

NOTE 7 - Subsequent Events

On  January 30, 2008 the Agreement between the Company  and  Ergo
Systems S.A. was terminated.

On February 29, 2008 the Company has identified and entered into a Memorandum of Understanding (the "Memorandum") with one potential acquisition candidate, a Greek construction company that is currently the subject of a bankruptcy proceeding under the laws of Greece. The proposed acquisition and the Memorandum are both subject to, among other conditions, the prior approval of the Greek courts.

On February 22, 2008 Mr. Konstantinos Polites sold 2,850 of his shares to Mr. Joseph Brandon Clancy. After this transaction Mr.
Polites and Mr. Clancy are holding 3,000 shares each.

As of February 29, 2008 the Company exchanged all of its issued and outstanding shares with Aegean Earth & Marine Corporation and became a wholly owned subsidiary of Aegean Earth & Marine Corporation. The primary beneficial owner of Aegean Earth and Marine is Access America Fund, L.P ("AAF"). which holds 70,6% of ordinary shares, assuming conversion of bridge notes issued by Aegean Earth & Marine Corporation to AAF. Mr. Frank DeLape, chairman of the general partner of AAF, is also Chairman of Aegean Earth & Marine Corporation.

               AEGEAN EARTH AND MARINE CORPORATION
               -----------------------------------


                    1,437,407 ORDINARY SHARES





                      ____________________

                           PROSPECTUS
                      ____________________





              Dealer Prospectus Delivery Obligation

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Aegean Earth and Marine Corporation. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee   $    170.00
-----------------------------------------------------------------
Printing and Engraving Expenses                          2,500.00
-----------------------------------------------------------------
Accounting Fees and Expenses                            15,000.00
-----------------------------------------------------------------
Legal Fees and Expenses                                 50,000.00
-----------------------------------------------------------------
Miscellaneous                                            2,500.00
-----------------------------------------------------------------
Total                                                 $ 70,170.00
-----------------------------------------------------------------

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

      The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, the Nevada Revised Statutes, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


       In connection with the Company's acquisition (the "Acquisition") of Aegean Earth S.A., in February 2008, the Company issued 500,000 ordinary shares to the Aegean Earth Shareholders in exchange for their Aegean Earth capital stock. The ordinary shares issued in the Acquisition were issued pursuant to the exemption from registration provided under
Section  4(2)  of  the  Securities Act and Rule  506  promulgated thereunder. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

      Simultaneous with the closing of the Acquisition, in February 2008, the Company sold in a private offering (the "February Offering") three thousand eight hundred and sixty five (3,865) Units at a purchase price of $1,500 per Unit for aggregate gross proceeds of approximately $5,797,500. Each Unit consisted of 500 ordinary shares (an aggregate of 1,932,500 Series A Preference Shares and 1,932,500 ordinary shares). In April 2008, the Company sold in the February Offering an additional 183 Units (an aggregate of 91,667 Series A Preference Shares and 91,667 ordinary shares). The Series A Preference
Shares and ordinary shares sold in the February Offering were issued pursuant to the exemption from registration provided under
Section  4(2)  of  the  Securities Act and Rule  506  promulgated thereunder. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. No underwriting discounts or commissions were paid with respect to the February Offering.

      In November 2007 we borrowed from AAF $300,000 as evidenced by the $300,000 aggregate principal amount of 6% Bridge Notes. The Bridge Notes bear interest at the rate of 6% per annum and are payable on demand. The Bridge Notes are convertible into an aggregate of approximately 2,500,000 ordinary shares. The Bridge Notes were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. We made this determination based on the representations of AAF which included, in pertinent part, that it was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such it was acquiring such securities for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that AAF understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. No underwriting discounts or commissions were paid with respect to the sale of the Bridge Notes.

      In May 2006 and July 2006, we sold an aggregate of 231,500 ordinary shares (362,006 ordinary shares as adjusted for the split) ordinary shares to approximately 460 offshore private investors in lots of 500 shares each at $0.20 per share, for aggregate consideration of $46,300. Such shares were issued in reliance upon the exemption from registration afforded by Regulation S of the Securities Act. We made this determination based on the representations of the persons obtaining such securities that such persons were non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), and that the offering was made pursuant to an offshore transaction with no directed selling efforts made in the United States. No underwriting discounts or commissions were paid with respect to such sales.

       In April 2006, we issued 1,000,000 ordinary shares (1,562,500 ordinary shares as adjusted for the split) to Nautilus Global Partners, LLC and 50,000 ordinary shares (78,125 ordinary shares as adjusted for the split) to Mid-Ocean Consulting Limited, for aggregate consideration of $1,050 at a purchase price of $.001 per share. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS

Exhibit
Number  Exhibit Description

3.1     Amended and Restated Memorandum and Articles of Association *
4.1     Specimen Certificate of Ordinary shares *
4.2 Resolutions of Board of Directors Setting Forth Rights, Preferences and Privileges of Series A Preference Shares (incorporated by reference to the Company's Form 8-K filed on March 6, 2007)
5.1     Opinion of Stuarts Walker Hersant Attorneys-at-Law *
21.1    Subsidiaries of the Registrant
23.1    Consent of Stuarts Walker Hersant Attorneys-at-Law
        (included in Exhibit 5.1) *
23.2    Consent of PMB Helin Donovan LLP
23.3    Consent of Baker Tilly Hellas AE

* to be filed by amendment.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


(b)     Insofar  as  indemnification  for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 23rd day of April, 2008.


                              AEGEAN EARTH AND MARINE CORPORATION




April 23, 2008                By: /s/ Frank DeLape
                                  -------------------
                                  Frank DeLape
                                  Executive Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.


Signature            Title                               Date

/s/ Frank DeLape     Executive Chairman and Director
-----------------    (Principal Executive Officer)       April 23, 2008
Frank DeLape


/s/ Rizos Krikis     Chief Financial Officer
----------------     (Principal Financial and Accounting
Rizos Krikis         Officer)                            April 23, 2008



/s/ Joseph Clancy    Director                            April 23, 2008
-----------------
Joseph Clancy

                        INDEX TO EXHIBITS




Exhibit
Number  Exhibit Description

3.1     Amended and Restated Memorandum and Articles of Association
4.1     Specimen Certificate of Ordinary shares
4.2 Resolutions of Board of Directors Setting Forth Rights, Preferences and Privileges of Series A Preference Shares (incorporated by reference to the Company's Form 8-K filed on March 6, 2007)
5.1     Opinion of Stuarts Walker Hersant Attorneys-at-Law *
21.1    Subsidiaries of the Registrant
23.1 Consent of Stuarts Walker Hersant Attorneys-at-Law (included in Exhibit 5.1) *
23.2    Consent of PMB Helin Donovan LLP
23.3    Consent of Baker Tilly Hellas AE

* to be filed by amendment.